Exhibit 10.19

VOTO-VOTORANTIM LIMITED

as Issuer,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee,

DEUTSCHE BANK AG, LONDON BRANCH

as Paying Agent and Transfer Agent,

DEUTSCHE BANK LUXEMBOURG, S.A.

as Registrar

and

VOTORANTIM PARTICIPAÇÕES S.A.,

VOTORANTIM CIMENTOS BRASIL S.A.

and

COMPANHIA BRASILEIRA DE ALUMÍNIO

as Guarantors

Indenture

Dated as of April 28, 2010

€750,000,000

5.25% Senior Notes due 2017

i

Covenant Defeasance	6
Default	6
Defaulted Interest	6
Definitive Notes	6
Designated Subsidiary	6
Director	6
Disqualified Stock	6
Euroclear	6
Event of Default	6
Exchange Act	6
Fitch	6
GAAP	6
Global Note	7
guarantee	7
Guarantee	7
Guarantors	7
Guarantor Subsidiary	7
Hejoassu	7
Holder	7
Incur	7
Indebtedness	8
Indenture	8
Initial Notes	8
Interest Payment Date	8
Interest Rate or Currency Protection Agreement	8
International Global Notes	8
International Notes	9
Investment Grade Rating	9
Issue Date	9
Legend	9
Lien	9
Marketable Securities	9
Maturity	9
Maturity Date	9
Moody’s	9
Net Obligation	9
Notes	9
OECD	9
Officers’ Certificate	9
Opinion of Counsel	9
Outstanding	9
Paying Agent	10
Permitted Holders	10
Person	10
Rating Agency	11
Rating Date	11

	Ratings Decline	11
	Receivables	11
	Receivables Sale	11
	Redemption Date	11
	Redemption Price	11
	Reference German Bund Dealer	11
	Reference German Bund Dealer Quotations	11
	Regular Record Date	12
	Regulation S	12
	Reuters	12
	Rule 144A	12
	SEC	12
	Notes Act	12
	Securitization Transaction	12
	Special Record Date	12
	Stated Maturity	12
	Subsidiary	12
	Taxes	12
	Transaction Documents	12
	Trustee	13
	Trust Officer	13
	U.S. Global Notes	13
	VCB	13
	Vice President	13
	Voting Stock	13
	Votorantim	13
	VPar	13
	Wholly Owned Designated Subsidiary	13
	Wholly Owned Subsidiary	13
Section 1.2.	Compliance Certificates and Opinions	13
Section 1.3.	Form of Documents Delivered to Trustee	14
Section 1.4.	Acts of Holders; Record Date	15
Section 1.5.	Notices, Etc., to Trustee, Company and Guarantors	17
Section 1.6.	Notice to Holders	18
Section 1.7.	Effect of Headings and Table of Contents	18
Section 1.8.	Successors and Assigns	19
Section 1.9.	Separability Clause	19
Section 1.10.	Benefits of Indenture	19
Section 1.11.	Governing Law	19
Section 1.12.	Legal Holidays	19
Section 1.13.	Consent to Jurisdiction and Service of Process	19
Section 1.14.	Currency of Account; Conversion of Currency; Foreign Exchange Restrictions	20
Section 1.15.	Counterparts	23
Section 1.16.	Force Majeure	23
Section 1.17.	U.S.A. PATRIOT Act	23
Section 1.18.	Effective Date	23

v

ARTICLE XI

GUARANTEES

Section 11.1.	Guarantees	72
Section 11.2.	Delivery of the Guarantees	74
Section 11.3.	Guarantors May Consolidate, Etc., on Certain Terms	74
Section 11.4.	Release of Guarantors	74

ARTICLE XII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.1.	Option to Effect Defeasance or Covenant Defeasance	75
Section 12.2.	Defeasance and Discharge	75
Section 12.3.	Covenant Defeasance	75
Section 12.4.	Conditions to Defeasance or Covenant Defeasance	76
Section 12.5.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	77
Section 12.6.	Reinstatement	78
Section 12.7.	Repayment to Company	78

ARTICLE XIII

SUBSTITUTION OF THE ISSUER
Section 13.1.	Substitution of the Issuer	79

ARTICLE XIV

MEETINGS OF HOLDERS OF SECURITIES

Section 14.1.	Purposes for Which Meetings May Be Called	82
Section 14.2.	Call, Notice and Place of Meetings	82
Section 14.3.	Persons Entitled to Vote at Meetings	83
Section 14.4.	Quorum; Action	83
Section 14.5.	Determination of Voting Rights; Conduct and Adjournment of Meetings	84
Section 14.6.	Counting Votes and Recording Action of Meetings	84

EXHIBITS

Exhibit A	—	Form of Global Note
Exhibit B	—	Form of Definitive Note
Exhibit C	—	Form of Transfer Certificate for Transfer from U.S. Global Note to International Global Note

Note:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

THIS INDENTURE, dated as of April 28, 2010 among Voto-Votorantim Limited, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company”), having its principal office at Walker House 87, Mary Street, George Town, Grand Cayman KYI-9005, Cayman Islands, Votorantim Participações S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“VPar”), Votorantim Cimentos Brasil S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“VCB”), and Companhia Brasileira de Alumínio, a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“CBA,” each of VPar, VCB and CBA being a “Guarantor” and together, the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Deutsche Bank AG, London Branch as paying agent (the “Paying Agent” and, together with any other paying agents to be appointed pursuant to this Indenture, the “Paying Agents”) and transfer agent (the “Transfer Agent”) and Deutsche Bank Luxembourg S.A. as registrar (the “Note Registrar”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of €750,000,000 of its 5.25% Senior Notes due 2017 (the “Initial Notes” and, together with any Additional Notes (as defined herein) issued as provided for in Sections 2.2 and 2.17 hereof, the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

WHEREAS, each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for their respective Guarantee with respect to the Notes as set forth in this Indenture, except that the liability of each of VCB and CBA under their respective Guarantees will be limited to 50.0% of the Outstanding amount of the Notes.

WHEREAS, all things necessary (i) to make the Initial Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, (ii) to make the Guarantees of the Guarantors, each of which when executed by the respective Guarantors and endorsed on the Notes executed, authenticated and delivered hereunder, the valid obligations of the respective Guarantors, and (iii) to make this Indenture a valid agreement of the Company and each of the Guarantors, all, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(4) whenever there is mentioned in this Indenture, in any context, the payment of, or in respect of, Redemption Price, the principal of or any premium or interest on any Note or the net proceeds received on the sale or exchange of any Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.10.

“Additional Notes” means additional 5.25% Senior Notes due 2017 issued from time to time after the Issue Date under the terms of this Indenture, other than pursuant to Section 2.6, 2.7, 2.8, 2.11, 3.2, 9.5 or 10.5 of this Indenture.

“Affiliate” of any Person means any other Person controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning set forth in Section 2.7(g).

“Agents” means any Paying Agent and any Principal Paying Agent appointed hereunder.

“Bankruptcy Law” means Title 11, United States Code, or any similar Brazilian, Cayman Islands, federal or state law relating to bankruptcy, insolvency, receivership, winding-up, suspension of payments, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, suspension of payments, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, “recuperação judicial,” “recuperação extrajudicial,” or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of Indebtedness or other relief of a debtor.

“Base Currency” has the meaning set forth in Section 1.14.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified by at least two Directors of the Company and delivered to the Trustee.

“Brazil” means the Federative Republic of Brazil and any ministry, department, authority (including the Central Bank) or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Federative Republic of Brazil or any of the foregoing.

“Bund Rate” means, as of any Redemption Date, the rate per annum equal to the yield to maturity as of such Redemption Date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such Redemption Date.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, Tokyo, London or Luxembourg are authorized or required by law to close and also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for settlement of payments in euros.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability set forth on a balance sheet of such Person in accordance with applicable GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with applicable GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including quotas in a Brazilian limited liability quota company (limitada) or partnership interests, whether general or limited, of such Person.

“Cash Equivalents” means:

(1) Brazilian reais, United States dollars, or money in other currencies received in the ordinary course of business that are readily convertible into United States dollars,

(2) any evidence of Debt with a maturity of 180 days or less issued or directly and fully guaranteed or insured by Brazil or the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of Brazil or the United States of America is pledged in support thereof,

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of Brazil or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500.0 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above,

(5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition, and

(6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.

“CBA” means Companhia Brasileira de Alumínio, a Brazilian corporation, its successors and assigns.

“Change of Control” means that (a) the Permitted Holders shall cease to own, directly or indirectly, at least a majority of the outstanding voting power of the Voting Stock of VPar and shall cease to have the power to direct or cause the direction of the management and policies of VPar, (b) the Permitted Holders shall cease to own, directly or indirectly, at least a majority of the outstanding voting power of the Voting Stock of each other Guarantor and shall cease to have the power to direct or cause the direction of the management and policies of such Guarantor, or (c) VPar shall cease to own, directly or indirectly, 100% of the outstanding voting or economic interest (equity or otherwise but excluding any directors’ qualifying shares) in the Company.

“Change of Control Offer” has the meaning specified in Section 10.5.

“Change of Control Payment” has the meaning specified in Section 10.5.

“Change of Control Payment Date” has the meaning specified in Section 10.5.

“Central Bank” means the Central Bank of Brazil or any successor entity.

“Change of Law” has the meaning specified in Section 3.1.

“Clearing Agency” means one or more of Euroclear, Clearstream, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository.

“Clearstream” means Clearstream Banking, sociètè anonyme.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Depositary” means Deutsche Bank AG, London Branch or any successor thereto.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an authorized signatory of the Company and delivered to the Trustee.

“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the remaining term of the Notes to be redeemed and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to the remaining term of the Notes to be redeemed; provided, however, that, if the remaining term of the Notes to be redeemed is not equal to the fixed maturity of the German Bundesanleihe security selected by such Reference German Bund Dealer, the Bund Rate shall be determined by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of German Bundesanleihe securities for which such yields are given, except that if the remaining term of the Notes to be redeemed is less than one year, a fixed maturity of one year shall be used.

“Comparable German Bund Price” means, with respect to any Redemption Date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Trustee obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means, on a consolidated basis (but excluding Votorantim Finanças S.A. and its Subsidiaries), VPar’s total assets, less current liabilities, less depreciation, amortization and depletion, less goodwill, trade names, trademarks, patents and other intangibles, calculated based on the most recent balance sheet delivered by VPar to the Trustee pursuant to this Indenture.

“Corporate Trust Office” means the principal office of the Trustee in The City of New York, New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is located at Deutsche Bank Trust Company Americas, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005, Attention: Trust and Securities Services, and Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas; Trust and Securities Services; 100 Plaza One; 6th Floor — MS JCY03-0699; Jersey City, NJ 07311-3901; Fax: 732-578-4635; Attention: Corporates Team/Voto-Votorantim and such other offices as the Trustee may designate from time to time.

“corporation” means a corporation, association, company, joint-stock company, limited liability company or business trust.

“covenant defeasance” has the meaning specified in Section 12.3.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.13.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit B hereto.

“Designated Subsidiary” means any Subsidiary of VPar which at the time of determination either (1) had assets which, as of the date of VPar’s most recent quarterly consolidated balance sheet, constituted at least 5% of VPar’s total assets on a consolidated basis as of such date, or (2) had revenues for the 12-month period ending on the date of VPar’s most recent quarterly consolidated statement of income which constituted at least 5% of VPar’s total net revenues on a consolidated basis for such period, except that, for the purposes of calculating consolidated total assets and consolidated total revenues in (1) and (2) above, Votorantim Finanças S.A., Banco Votorantim S.A., Votorantim Bank Limited, BV Financeira, Crédito, Financiamento e Investimento S.A. and any direct or indirect subsidiary of Votorantim Finanças S.A., which is principally engaged in the financial services business and related activities shall be disregarded, and no such Person or Citrovita Agro Industrial Ltda. will be deemed a Designated Subsidiary under any circumstances.

“Director” means a member of the Board of Directors.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system or its successors.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fitch” means Fitch Ratings Inc. and its successor.

“GAAP” means Brazilian generally accepted accounting practices.

“Global Note” means a Note evidencing all or part of a series of Notes which is issued to the Common Depositary or its nominee and is registered in the name of the Common Depositary or its nominee.

“guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “guaranteed,” “guaranteeing” and “guarantor” shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; and provided further that the Incurrence by a Guarantor or a Designated Subsidiary of a Guarantor of a Lien permitted under clause (ii) of Section 10.12 shall not be deemed to constitute a guarantee by such Guarantor or a Designated Subsidiary of any purchase money debt of such Person secured thereby.

“Guarantee” means the joint, several, unconditional and irrevocable guarantees by each Guarantor of the due and punctual payment of the principal (and premium, if any) and interest (including any Additional Amounts) on, the Notes and other amounts due under this Indenture, provided that the liability of each of VCB and CBA under their respective Guarantees will be limited to 50% of the outstanding amount of the Notes.

“Guarantors,” as of any time, has the meaning specified in the first paragraph of this Indenture.

“Guarantor Subsidiary” means any Subsidiary of any Guarantor or of two or more Guarantors on a collective basis.

“Hejoassu” means Hejoassu Administraçao S.A., a Brazilian corporation.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to applicable GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in applicable GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness; provided further, however, that the Company or any Guarantor may elect to treat all or any portion of revolving credit debt commitments, whether or not then Outstanding, of the Company, any such Guarantor or a Subsidiary as being incurred from and after any date beginning the date the relevant revolving credit commitment is extended to the Company, any such Guarantor or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by the Company, any such Guarantor or a Subsidiary under such commitment up to the amount of such commitment designated by the Company or any such Guarantor as Incurred shall not be deemed to be new Incurrences of Indebtedness by the Company, any such Guarantor or such Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are payable on customary trade terms or which are being contested in good faith), (v) all obligations to redeem Disqualified Stock issued by such Person, (vi) every Net Obligation under Interest Rate and Currency Protection Agreements of such Person, (vii) every Capital Lease Obligation of such Person, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed.

The “amount” or “principal amount” of Indebtedness at any time of determination represented by any Receivables Sale shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company, any Guarantor or any Wholly Owned Designated Subsidiary of the Company or any such Guarantor) thereof for which the seller of the Receivables remains obligated, excluding amounts representative of yield or interest earned on such investment. In no event shall Indebtedness include any liability for taxes.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Notes” means the €750,000,000 of Notes designated in the first paragraph of the Recitals.

“Interest Payment Date” means each April 28, commencing April 28, 2011.

“Interest Rate or Currency Protection Agreement” of any Person means any forward contract, futures contract, swap, option, hedge or other financial agreement or arrangement (including, without limitation, caps, floors, cottars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

“International Global Notes” has the meaning specified in Section 2.1.

“International Notes” has the meaning specified in Section 2.1.

“Investment Grade Rating” means (i) a rating equal to or higher than BBB- (or the equivalent) by S&P or Fitch or (ii) Baa3 (or the equivalent) by Moody’s.

“Issue Date” means April 28, 2010.

“Legend” has the meaning specified Section 2.7.

“Lien” means any mortgage, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Marketable Securities” means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation with debt securities rated at least “AA-” from S&P or “Aa3” from Moody’s.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means April 28, 2017.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Obligation” at any date of determination means the net amount, exclusive of any commissions or administrative fees that a Person would be obligated to pay upon the termination of an Interest Rate and Currency Protection Agreement as of such date.

“Notes” has the meaning specified in the first paragraph of the Recitals.

“OECD” means the Organisation for Economic Co-operation and Development.

“Officers’ Certificate” means (a) with respect to the Company, a certificate signed by any two directors or authorized officers of the Company and (b) with respect to any Guarantor, a certificate signed by any two of the following: the Chief Executive Officer, President, Chief Financial Officer or a Vice President; and delivered to the Trustee and containing the statements provided for in Section 1.2 hereof. One of the officers signing an Officers’ Certificate for any such Guarantor given pursuant to Section 10.8 hereof shall be the principal executive, financial or accounting officer of such entity.

“Opinion of Counsel” means a written opinion of legal counsel, who may be counsel for the Company or any of the Guarantors, and containing the statements provided for in Section 1.2.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all the Notes theretofore authenticated and delivered under this Indenture (including, as of such date, all the Notes represented by Global Notes authenticated and delivered under this Indenture), except the reduced portion or portions of any Global Note, as such reduction or reductions shall have been endorsed on such Global Note by the Trustee as provided herein and, except:

(i) the Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) the Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be repurchased, notice of such repurchase has been duly given pursuant to this Indenture; and

(iii) securities which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company. The Company has initially appointed the Paying Agent to act as Paying Agent.

“Permitted Holders” mean (i) any of Mr. Antonio Ermírio de Moraes, Mr. Ermírio Pereira de Moraes, Mrs. Maria Helena de Moraes Scripilliti and Mr. José Ermírio de Moraes Filho and any of their descendants, (ii) any Affiliate of any of the foregoing and (iii) any corporation, partnership, joint venture, association, trust, unincorporated organization, or any other entity or group formed pursuant to a shareholders, control or voting agreement or similar agreement, of which any one or more of the Permitted Holders referred to in clauses (i) or (ii) hereof is a shareholder, partner, beneficiary, member or party.

“Person” means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Rating Agency” means each of S&P and Moody’s, provided that if either of S&P or Moody’s ceases to rate the Notes or fails to make a rating on the Notes publicly available, the Company or the Guarantors will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of Hejoassu, the Company or the Guarantors to effect a Change of Control.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by a Permitted Holder, the Company or any Guarantor to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies): (i) in the event the Notes are assigned an Investment Grade Rating by each of the Rating Agencies on the Rating Date, the rating of the Notes by either of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event the Notes are rated below an Investment Grade Rating by either of the Rating Agencies on the Rating Date, the rating of the Notes by either of the Rating Agencies shall be decreased by one or more gradations (including gradations (but not outlooks) within rating categories as well as between rating categories). The Company or the Guarantors will provide the Trustee with prompt written notice of any Ratings Decline, and the Trustee shall not be deemed to have knowledge of any Ratings Decline until it receives such notice; provided that any such Rating Decline is in whole or in part in connection with a Change of Control.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

“Receivables Sale” of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for the purpose of collection and not as a financing arrangement.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference German Bund Dealer” means each of Deutsche Bank AG, London Branch, HSBC Bank plc and Société Générale, or their affiliates, which are dealers of German Bundesanleihe securities and one other leading dealer of German Bundesanleihe securities reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a dealer of German Bundesanleihe securities, the Company will substitute therefor another dealer of German Bundesanleihe securities.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any Redemption Date, the average as determined by the trustee of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third business day preceding the Redemption Date ”

“Regular Record Date” for the interest payable on any Interest Payment Date means the 15th day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Reuters” means Reuters Group plc, a U.K. corporation, and its successors and assigns.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Transaction” means a transaction in which a Guarantor or a Subsidiary thereof sells or transfers an interest in Receivables (and/or any rights arising under the documentation governing or relating to such Receivables covered by such transaction, any proceeds of Receivables and any lockboxes or accounts in which such proceeds are deposited and any related assets) to a special purpose entity that issues securities payable from collections of such Receivables or other assets.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.13.

“Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest, as the case may be, is due and payable.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Taxes” has the meaning set forth in Section 10.10.

“Transaction Documents” has the meaning set forth in Section 10.1.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any director, managing director, vice president, assistant vice president, trust officer, assistant trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“U.S. Global Notes” has the meaning specified in Section 2.1.

“VCB” means Votorantim Cimentos Brasil S.A., a Brazilian corporation, its successors and assigns.

“Vice President,” when used with respect to the Guarantors, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding that are entitled (without regard to the occurrence of any contingency) to vote in the election of the directors of such Person, but excluding such classes of Capital Stock or other interests that are entitled, as a group in a separate cast, to appoint one director of such Person as representative of the minority shareholders.

“Votorantim Group” means the group of related companies commonly known as the “Votorantim Group” comprised of the subsidiaries of Hejoassu as of the date hereof.

“VPar” means Votorantim Participações S.A., a Brazilian corporation, its successors and assigns.

“Wholly Owned Designated Subsidiary” of any Person means a Designated Subsidiary of such Person of which at least 99% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Designated Subsidiaries of such Person.

“Wholly Owned Subsidiary” means any entity owned by a Guarantor or the Guarantors of which at least 99% of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares) of such entity shall at the time be owned by a Guarantor or Guarantors or by one or more Wholly Owned Subsidiaries of a Guarantor.

Section 1.2. Compliance Certificates and Opinions.

Upon any application or request by the Company or any of the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company or any of the Guarantors shall furnish to the Trustee such certificates and opinions as may be required under this Indenture;

provided, however, that such certificate and opinion shall not be required in the case of the initial issuance of Notes hereunder. Each such certificate or opinion, and any certificate evidencing a determination required to be made by the Company or any of the Guarantors under this Indenture, shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company or any of the Guarantors, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance by or on behalf of the Company or any of the Guarantors with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an officer of the Company or any of the Guarantors may be based, insofar as it relates to legal matters, upon an Opinion of Counsel submitted therewith, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate is based is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of an officer or officers of the Company or any of the Guarantors submitted therewith stating the information on which counsel is relying, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4. Acts of Holders; Record Date.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing pursuant to this Section 1.4 may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Note Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such matter referred to in the foregoing sentence, the record date for any such matter shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date.

Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.6.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.1, (iii) any request to institute proceedings referred to in Section 5.6(2) or (iv) any direction referred to in Section 5.11. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.6.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date,” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.5. Notices, Etc., to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder or by the Company or any of the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing in English or accompanied by a certified translation to English, to or with the Trustee at 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, New York, 10005, Fax: (732) 578-4635, with a copy to: Deutsche Bank National Trust Company, for Deutsche Bank Trust Company Americas, Trust & Securities Services, 100 Plaza One, 6th Floor — MS JCY03-0699, Jersey City, NJ 07311-3901, Fax: 732-578-4635, Attention: Corporates Team/Voto-Votorantim, and such other offices as the Trustee may designate from time to time or at any other address previously furnished in writing to the Holders, the Company and any of the Guarantors by the Trustee;

(2) the Paying Agent by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to the Paying Agent addressed to it at Winchester House, 1 Great Winchester Street, London EC2N-2db, United Kingdom; telefax number: 44-207-547-3665 or at any other address previously furnished in writing to the Trustee by the Paying Agent;

(3) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Voto-Votorantim Limited c/o Votorantim Participações S.A., Rua Amauri, 255, 10 andar, 01448-000, São Paulo, SP, Brazil, telephone number: 55-11-3704-3345/telefax number: 55-11-3167-3520, Attention: Financial Director or at any other address previously furnished in writing to the Trustee by the Company;

(4) any of VPar, VCB or CBA by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to any of such Guarantors addressed to VPar or VCB or CBA, as the case may be, in care of Votorantim Participações S.A., Rua Amauri, 255, 10 andar, 01448-000 São Paulo, SP, Brazil, telephone number: 55-11-3704-3000/telefax number: 55-11-3167-3520, Attention: Financial Director, or to any other address previously furnished in writing to the Trustee by such Guarantor;

(5) Moody’s by the Trustee, the Company or any Guarantor shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to Moody’s Investor Service, Inc. at 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, telephone number: (212) 553-0300, or to any other address previously furnished in writing to the Trustee, the Company and the Guarantors; or

(6) S&P by the Trustee, the Company or any Guarantor shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein) if in writing and mailed, first class postage prepaid, to Standard and Poor’s at 55 Water St. 40th Floor, New York, New York 10041-0003, Attention: Latin America/Emerging Markets Structured Finance Group, telephone number: (212) 438-3080, telefax number (212) 438-2652, or to any other address previously furnished in writing to the Trustee, the Company and the Guarantors.

Section 1.6. Notice to Holders.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) in the case of a Global Note, in writing by electronic mail, facsimile and/or by first-class mail to the relevant Clearing Agency or the Depositary, and (ii) in the case of securities other than Global Notes, in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Any obligation the Company (and the Agent on its behalf ) may have to publish a notice to Holders shall have been met upon delivery of the notice to the Clearing Agencies.

In addition, so long as the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, notices to Holders shall be given pursuant to the rules of the Irish Stock Exchange (Global Exchange Market). If publication is required, such notices shall be deemed to be given on the date of such publication or, if published more than once, on the date of the first such publication. If a notice is published at the discretion of the Trustee, the notice will conform to the rules of the Irish Stock Exchange. If publication is not practicable in any newspaper in accordance with this paragraph, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may, in its sole discretion, determine.

Section 1.7. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.9. Separability Clause.

In case any provision in this Indenture or in the Notes or in the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of each of the Indenture, the Notes or the Guarantees shall not in any way be affected or impaired thereby.

Section 1.10. Benefits of Indenture.

Nothing in this Indenture, in the Notes or in the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11. Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without regard to conflicts of laws principles thereof. For the purposes of paragraph 2 of article 9 of the Brazilian Decree-Law No. 4,567, dated September 4, 1942, as amended, the Trustee shall be deemed the “proponent” of the transactions contemplated by this Indenture.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 1.12. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture, the Notes or the Guarantees) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or Stated Maturity, as the case may be.

Section 1.13. Consent to Jurisdiction and Service of Process.

(a) The Company and each of the Guarantors agree that any suit, action or proceeding against any of them brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantees may be instituted in any state or Federal court in the Borough of Manhattan in The City of New York, New York, and waive any objection which each of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(b) By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and each of the Guarantors (i) acknowledges that it has, by separate written instrument, designated and appointed National Corporate Research, Ltd. currently located at 10 East 40th Street, 10th floor, New York, NY 10016, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes, this Indenture or the Guarantees, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee or the Paying Agent (whether in its individual capacity or in its capacity as Trustee or the Paying Agent, as the case may be, hereunder), and acknowledges that National Corporate Research, Ltd. has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon National Corporate Research, Ltd. shall be deemed in every respect effective service of process upon the Company or such Guarantor, as the case may be, in any such suit, action or proceeding. The Company and each of the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of National Corporate Research, Ltd. in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and each of the Guarantors may and shall (to the extent National Corporate Research, Ltd. ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 1.13 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and the Guarantor or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 1.13. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and each of the Guarantors appointed and acting in accordance with this Section 1.13.

(c) To the extent that the Company or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each of the Guarantors hereby irrevocably waives such immunity in respect of their obligations under this Indenture, the Notes and the Guarantees, to the extent permitted by law.

Section 1.14. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a) Euros are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Notes, the Guarantees or this Indenture, including damages. Any amount received or recovered in a currency other than euros (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or the Guarantors or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Company and the Guarantors shall only constitute a discharge to the Company and the Guarantors to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that euro amount is less than the euro amount expressed to be due to the recipient under the Notes, the Company and the Guarantors shall, jointly and severally, indemnify it against any loss sustained by it as a result as set forth in Section 1.14(b). In any event, the Company and each of the Guarantors shall, jointly and severally, indemnify the recipient against the cost of making any such purchase provided that the liability of each of VCB and CBA will be limited to 50% of the total amount of such indemnity. For the purposes of this Section 1.14, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of euros been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euros on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 1.14 constitute separate and independent obligations from other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b) The Company and each of the Guarantors covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

(i) (A) if for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine), and

(B) if there is change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due;

(ii) in the event of the winding-up of the Company or any of the Guarantors at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company or the relevant Guarantor, as the case may be, shall indemnify provided that the liability of each of VCB and CBA will be limited to 50% of the total amount of such indemnity and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the euro equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this Subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Company or the relevant Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or the relevant Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto;

(iii) the obligations contained in Subsections (a), (b)(i)(B) and (b)(ii) of this Section 1.14 shall constitute separate and independent obligations from the other obligations of the Company and the Guarantors under the terms of this Indenture, shall give rise to separate and independent causes of action against the Company and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any of the Guarantors for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the relevant Guarantor or the liquidator or otherwise or any of them. In the case of Subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution; and

(iv) the term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

(c) In the event that on any Interest Payment Date, the Maturity Date or Redemption Date, as the case may be, in respect of the Notes or the Guarantees, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Guarantors agree to pay all amounts payable under the Notes and the Guarantees in the currency of the Notes by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Notes, for the purchase of the currency of such Notes. All costs and taxes payable in connection with the procedures referred to in this Section 1.14 shall be borne by the Company and the Guarantors provided that the obligation of each of VCB and CBA will be limited to 50% of the total amount of such costs and taxes.

(d) Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Principal Paying Agent shall have any liability for converting into euros any amount received by any Holder in a currency other than euros.

Section 1.15. Counterparts.

This Indenture may be executed in any number of counterparts (including facsimile), each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

Section 1.16. Force Majeure.

In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or such Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.17. U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Paying Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 1.18. Effective Date.

This Indenture shall become effective on the date hereof and shall be binding upon the Company, the Guarantors, the Trustee, the Registrar and the Paying Agent as of the date hereof. The Principal Paying Agent shall become a party to this Indenture upon delivery of its executed signature page to this Indenture to the Trustee.

ARTICLE II

THE NOTES

Section 2.1. Form and Dating.

The Notes and the notation relating to the Registrar’s certificate of authentication thereof, shall be substantially in the form of Exhibits A or B, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The

Company, the Registrar and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them not inconsistent with the terms of this Indenture. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Trustee and the Paying Agents, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes.

As long as the Notes are in global form, the Paying Agents (in lieu of the Trustee) shall be responsible for:

(i) effecting payments due on the Global Notes (following receipt of payment thereof from Company); and

(ii) arranging on behalf of and at the expense of the Company for notices to be communicated to Holders of the Notes in accordance with the terms of this Indenture.

Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii) above by the Trustee includes performance of such duties by the Paying Agents.

Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more global notes, in registered global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the “International Global Notes.” The aggregate principal amount of the International Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of a further International Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the U.S. Global Note (as defined below) or in consequence of the issue of Definitive Notes or additional International Notes, as hereinafter provided. The International Global Note and all other Notes that are not U.S. Notes shall collectively be referred to herein as the “International Notes.”

Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable Legends as are provided in Exhibit A, except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the “U.S. Global Notes.” The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of further U.S. Global Notes), in connection with a corresponding decrease or increase in the aggregate principal amount of the relevant International Global Notes or in consequence of the issue of Definitive Notes or additional U.S.

Notes, as hereinafter provided. The U.S. Global Notes and all other Notes, if any, evidencing the debt, or any portion of the debt, initially evidenced by such U.S. Global Note, shall collectively be referred to herein as the “U.S. Notes.”

Section 2.2. Execution and Authentication.

One Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Registrar authenticates the Notes, the Notes shall be valid nevertheless. The Registrar shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereto.

A Note shall not be valid until an authorized signatory of the Registrar manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes that may be outstanding at any time under this Indenture is not limited in amount. The Registrar shall authenticate the Initial Notes which shall consist of original issue on the Issue Date in an aggregate principal amount not to exceed €750,000,000 upon receipt by the Trustee and the Registrar of a Company Order in the form of an Officers’ Certificate. At any time and from time to time thereafter, the Registrar shall authenticate and deliver Additional Notes for original issue in an aggregate principal amount as specified in a Company Order in the form of an Officers’ Certificate. Such Company Order shall in each case specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be issued as Definitive Notes or Global Notes, or such other information as the Trustee and the Registrar may reasonably request. In addition, such Company Order shall include (a) a statement that the Persons signing the Company Order have (i) read and understood the provisions of this Indenture relevant to the statements in the Company Order and (ii) made such examination or investigation as is necessary to enable them to make such statements and (b) a brief statement as to the nature and scope of the examination or investigation on which the statements set forth in the Company Order are based. In authenticating Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee and Registrar shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel in a form reasonably satisfactory to the Trustee stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, do not give rise to a Default and that the issuance of such Notes has been duly authorized by the Company. Upon receipt of a Company Order, the Registrar shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable only in denominations of €50,000 and any integral multiple of €1,000 in excess thereof.

Section 2.3. Registrar and Paying Agents.

The Company shall maintain an office or agency in Luxembourg, where Global Notes may be presented for registration of transfer or for exchange (“Registrar”). The Company shall maintain an office or agency in London, England, where (i) Global Notes may be presented or surrendered for payment (“Paying Agent”) and (ii) notices and demands in respect of such Global Notes and this Indenture may be served.

In the event that Definitive Notes are issued, (x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Notes and this Indenture may be served at an office of the Registrar in Luxembourg or the Paying Agent, as applicable, in London, England. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-Registrar, and the term “Paying Agent” includes any additional Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar for the Notes, provided that, if Notes are issued in definitive form, and for so long as the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Company will appoint a Person located in the Republic of Ireland who is reasonably acceptable to the Trustee as an additional Paying Agent for the Notes. In the event that a Paying Agent or Registrar is replaced, and for so long as the Notes are listed on the Irish Stock Exchange, the Company will provide notice thereof in the manner permitted by the rules of the Irish Stock Exchange and, in the case of Definitive Notes, in addition to such notice, mailed by first-class mail to each Holder’s registered address, as it appears on the register of the Notes held by the Registrar, with a copy to the Trustee. The Company may change any Registrar or Paying Agent without prior notice to the Holders of the Notes so long as the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require. Payment of principal will be made upon the surrender of Definitive Notes at the office of any Paying Agent. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any Transfer Agent.

The Company will also undertake, to the extent possible, to maintain a Paying Agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the “Directive”). The Company may change the Paying Agent or Registrar for the Notes without prior notice to the Holders of the Notes, and the Company, or any of its subsidiaries, may act as Paying Agent or Registrar for the Notes. In the event that a Paying Agent or the Registrar is replaced, the Company will provide notice thereof in accordance with the procedures set forth in Section 1.6.

Claims against the Company for payment of principal, interest and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal and Additional Amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original date of payment therefor.

The obligations of the Agents are several and not joint. The Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Agents.

The Agents shall have no obligation to act if it believes it will incur costs for which it will not be reimbursed. The Agents shall act solely as agents of the Company and need have no concern for the interest of the Holders.

Section 2.4. Paying Agent to Hold Assets in Trust.

The Company shall require each Paying Agent other than the Trustee and Deutsche Bank AG, London Branch to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders of the Notes or the Trustee all assets held by the Paying Agent for the payment of principal, of premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent pursuant to this Section 2.4, the Paying Agent shall have no further liability for such assets. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the assets held by it as Paying Agent and hold it as a separate trust fund.

Section 2.5. List of Holders of Notes.

In the event that Definitive Notes are issued, the Registrar shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders of the Notes, together with the principal amount of Notes held by each such Holder of the Notes and the aggregate principal amount of debt obligations outstanding. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Regular Record Date and at such other times as the Trustee may request in writing, a list as of such date, and in such form as the Trustee may reasonably require of the names and addresses of Holders of the Notes, which list may be conclusively relied upon by the Trustee.

Section 2.6. Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be deposited with and registered in the name of a nominee for the Common Depositary of the Clearing Agency and (ii) bear legends as set forth in Section 2.7(f) hereof.

Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by a nominee for the Common Depositary to a successor nominee for the Common Depositary. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of Section 2.7 of this Indenture. All Global Notes shall be exchanged by the Company (with authentication by the Registrar) for one or more Definitive Notes if (a) any Clearing Agency (i) has notified the Company that it is unwilling or unable to continue as a clearing agency and (ii) a successor to the Clearing Agency is not appointed by the Company within 120 days of such notification, (b) any Clearing Agency so requests following an Event of Default hereunder and which Event of Default is continuing or (c) in whole (but not in part) at any time if the Company in its sole discretion so determines and notifies the Trustee in writing that it elects to issue Definitive Notes. If an Event of Default occurs and is continuing, the Company shall, at the written request delivered through a Clearing Agency of the Holders of Notes thereof or of the Holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be €50,000 and any integral multiple of €1,000 in excess thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Registrar for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Registrar, who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged, and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6.

In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to this Section 2.6, the Global Notes shall be deemed to be surrendered to the Registrar for cancellation, and the Company shall execute, and the Registrar shall, upon receipt of a Company Order in the form of an Officers’ Certificate, authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to this Section 2.6 shall, except as otherwise provided by Section 2.7, bear the Legend.

Section 2.7. Registration of Transfer and Exchange.

(a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers and exchange of beneficial interests in Global Notes or transfers and exchange of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(b) If a Holder of a beneficial interest in a U.S. Global Note wishes at any time to exchange its interest in such U.S. Global Note for an interest in the International Global Note of the same series, or to transfer its interest in such U.S. Global Note to a Person who wishes to take delivery thereof in the form of an interest in such International Global Note, such Holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Subsection (b), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such International Global Note. Such exchange or transfer shall only be made upon receipt by any Transfer Agent of (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a Holder of a beneficial interest in the U.S. Global Note, directing the Transfer Agent to credit or cause to be credited a beneficial interest in the International Global Note of the same series in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C given by the Holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the U.S. Notes Act. Upon such receipt, the Transfer Agent shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect a reduction of the relevant U.S. Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred from the relevant participant, and the Transfer Agent shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction to increase or reflect on its records an increase of the principal amount of such International Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such International Global Note equal to the reduction in the principal amount of such U.S. Global Note.

(c) If a Holder of a beneficial interest in an International Global Note wishes at any time to exchange its interest in such International Global Note for an interest in the U.S. Global Note, or to transfer its interest in such International Global Note of the same series to a Person who wishes to take delivery thereof in the form of an interest in such U.S. Global Note, such Holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Subsection (c), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such U.S. Global Note. Such exchange or transfer shall only be made upon receipt by a Transfer Agent of (l) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a beneficial owner of an interest in the International Global Note directing the Transfer Agent to credit or cause to be credited a beneficial interest in the U.S. Global Note of the same series in an amount equal to the beneficial interest in the International Global Note to be exchanged or transferred, and (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account. Upon such receipt, the Transfer Agent shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect a reduction of the relevant International Global Note by the aggregate principal amount of the beneficial interest in such International Global Note to be exchanged or transferred, and the Transfer Agent shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect an increase of the principal amount of such U.S. Global Note by the aggregate principal amount of the beneficial interest in such International Global Note to be so exchanged or transferred, and credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such U.S. Global Note equal to the reduction in the principal amount of such International Global Note.

(d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in one of the other Global Notes will, upon transfer, cease to be an interest in such Global Note and become an interest in one of the other Global Notes and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(e) In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6, or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above and as may be from time to time adopted by the Company, the Trustee and the Transfer Agent.

(f) Each Note issued under this Indenture shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. The legend required for one of the Notes may be removed from such Note if there is delivered to the Company, the Trustee and the Transfer Agent such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the U.S. Securities Act, and the Company and the Trustee and the Transfer Agent consent to such removal. Upon provision of such satisfactory evidence, the Trustee or the Registrar, at the written direction of the Company, shall authenticate and deliver in exchange for such Note, another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for one of the Notes has been removed from such Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

The Notes shall bear one of the following legends (the “Legend”) on the face thereof:

[Include if Note is a U.S. Global Note — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND THIS NOTE MAY NOT

BE REOFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER OR ANY SUBSIDIARY THAT (A) THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (IV) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS LEGEND MAY ONLY BE REMOVED AT THE OPTION OF THE ISSUER.]

[Include if Note is an International Global Note — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

(g) By its acceptance of any Note, each Holder of a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture. By its acceptance of any Note bearing the Legend, each Holder of such a Note further acknowledges the restrictions on transfer of such Note set forth in the Legend and agrees that it will transfer such Note only in compliance with the restrictions set forth therein.

Neither the Trustee nor any Paying Agent, Transfer Agent or Registrar shall have any obligation or duty to, and shall not be liable for any failure to, monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, a Clearing Agency (“Agent Members”) or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(h) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. When a Definitive Note is presented to the Registrar with a request to transfer in part, the transferor shall be entitled to receive without charge a Definitive Note representing the balance of such Definitive Note not transferred. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes at the Registrar’s or co-Registrar’s request.

(i) The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes, (ii) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, (iii) for a payment period of 15 calendar days prior to any Record Date, or (iv) that the relevant Holder of such a Note has tendered (and not withdrawn) for repurchase in connection with an Offer to Purchase.

(j) Prior to the due presentation for registration of transfer of any Definitive Note, the Company, the Trustee, the Principal Paying Agent, any Paying Agent or any Transfer Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Company, the Trustee, the Principal Paying Agent, any Paying Agent or any Transfer Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

(k) For so long as the Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, Holders of Notes will be able to transfer Notes at an office of the specified Transfer Agent in the Republic of Ireland in accordance with the terms of this Indenture.

Section 2.8. Replacement Notes.

If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Company or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Registrar shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Company are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Registrar and the Trustee, to protect the Company, the Trustee and the Registrar and any Agent from any loss which any of them may suffer when such Note is replaced. The Company may charge such Holder of the Notes for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company. If any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable the Company may, in its discretion, instead of issuing a replacement Note, pay such Note. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or wrongfully taken Notes.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Registrar and the Paying Agents) connected therewith.

Section 2.9. Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Registrar except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it, and upon which it shall be entitled to rely without liability, that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 10.1 hereof, it ceases to be outstanding and interest and Additional Amounts, if any, on it shall cease to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent holds cash in euro sufficient to pay all of the principal, interest and Additional Amounts, if any, due on the Notes payable on that date, then on and after that date such Notes shall cease to be outstanding and interest and Additional Amounts, if any, on such Notes shall cease to accrue.

Section 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or its Subsidiaries shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned shall be disregarded.

The Company shall notify the Trustee, in writing, when it or any of its Subsidiaries repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers’ Certificate, which shall be promptly provided, listing Notes owned by the Company or any of its Subsidiaries.

Section 2.11. Temporary Notes.

In the event that Definitive Notes become issuable under the Indenture, until permanent Definitive Notes are ready for delivery, the Company may prepare and the Registrar shall authenticate temporary Definitive Notes upon receipt of a Company Order pursuant to Section 2.2. The Company Order shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Company considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Company shall prepare and the Registrar shall authenticate, upon receipt of a Company Order pursuant to Section 2.2, permanent Definitive Notes in exchange for temporary Definitive Notes.

Section 2.12. Cancellation.

The Company at any time may deliver Notes to the Registrar for cancellation. The Trustee and the Paying Agent shall promptly forward to the Registrar any Notes surrendered to them for transfer, exchange or payment. The Registrar, or at the direction of the Registrar, the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Upon completion of any disposal, the Registrar shall (at the Company’s expense) deliver a certificate of such disposal to the Company, unless the Company directs the Registrar in writing to deliver (at the Company’s expense) the cancelled Notes to the Company. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Registrar for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.12.

Section 2.13. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest at the rate of interest borne by the Notes, to the Holder of such Note thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. The Company shall notify the Trustee and the Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Company shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 12:00 p.m. London time on the Business Day prior to the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. At least 15 days before the subsequent special record date, the Company shall mail to each Holder of the Notes at its registered address, with a copy to the Trustee, the Registrar and the Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.14. ISIN and Common Codes.

The Company in issuing the Notes may use an “ISIN” or “Common Code” number, and if so, the Trustee shall use the ISIN and Common Codes in notices of redemption or exchange as a convenience to Holders of the Notes; provided, however, that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of the ISIN and Common Codes printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any ISIN or Common Codes.

Section 2.15. Deposit of Moneys.

Prior to 12:00 p.m. London time on the Business Day prior to each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Common Depositary or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Company in a timely manner which permits the Common Depositary or Paying Agent, as the case may be, to remit payment to the Holders of the Notes on such interest payment date or Maturity Date, as the case may be. The Company shall, prior to 12:00 p.m. London time on the Business Day prior to the date on which the Paying Agent receives payment, procure that the bank effecting payment confirms by SWIFT MT100 message to the Common Depositary or Paying Agent, as the case may be, that an irrevocable payment instruction has been given.

No Agent shall be obligated to pay Holders until such time as such Agent shall have received funds and been able to identify or confirm receipt of such funds.

Section 2.16. Certain Matters Relating to Global Notes.

Agent Members shall have no rights under this Indenture or any of the Global Notes with respect to any Global Note held on their behalf by the Clearing Agency, the Common Depositary or its nominee, and the Clearing Agency, the Common Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company, or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or its nominee or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

The Holder of interest in any Global Note may grant proxies and otherwise authorize any Person, including Euroclear and Clearstream and their Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder of such interest in a Global Note is entitled to take under this Indenture or the Notes.

Section 2.17. Issuance of Additional Notes.

After the Issue Date, the Company shall be entitled to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and first Interest Payment Date and any notation, legend, endorsement, ISIN or Common Code numbers required to give effect to any restrictions on transfer arising under applicable securities laws; provided, however, that either such Additional Notes are part of the same “issue” within the meaning of United States Treasury Regulation Section 1.1275-1(f) or neither the Notes nor such Additional Notes are issued with original issue discount for U.S. federal income tax purposes. Additional Notes issued in this manner shall be consolidated with and shall form a single series and vote together with the previously outstanding Notes for all purposes hereof, including, without limitation, waivers, amendments, redemptions and offers to purchase.

ARTICLE III

REDEMPTION OF NOTES

Section 3.1. Redemption for Tax Reasons.

If as a result of any Change of Law (as defined below):

(1) the Company is or would be required on the next succeeding interest payment date to pay any Additional Amounts;

(2) the issuers/borrowers of intercompany debt are or would be required on the next succeeding interest payment date to pay Brazilian withholding taxes in excess of a general rate of 15% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan); provided that such requirement to pay such taxes in excess of a general rate of 15% was not caused by, or otherwise the result of, whether directly or indirectly, wholly or in part, any amendment to the intercompany debt; or

(3) any Guarantor is or would be required on the next succeeding Interest Payment Date to pay Brazilian withholding taxes in excess of a general rate of 15% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan);

and in any such case the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to the Company, the Notes may be repurchased, by the Company at the option of the Company, in whole but not in part, upon not less than 30 nor more than 90 days’ notice mailed to the Holders (which notice shall be deemed given upon delivery of such notice to the Paying Agent), at any time following such Change of Law at a repurchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for repurchase. The Company or the Guarantors will also pay to the Holders on the repurchase date any Additional Amounts which are payable. Following such repurchase, the Notes will be cancelled.

“Change of Law” means any change in or amendment to the laws or regulations of the Cayman Islands, Brazil or Japan (or of any political subdivision thereof or therein) or the adoption, amendment or modification of any resolution of the Central Bank of Brazil or such other countries (or any successor authority thereto) which becomes effective on or after the date of this Indenture resulting in VPar on a consolidated basis being required to pay amounts with respect to Taxes above in a total aggregate amount in excess of that payable immediately prior to such change or amendment.

Prior to the delivery of any notice of repurchase in accordance with the foregoing, the Company shall deliver to the Trustee, Registrar and Paying Agent an Officers’ Certificate stating that the Company is entitled to effect such repurchase based on an Opinion of Counsel or written advice of a qualified tax expert, that the Company has or will, or that there is a substantial probability that the Company has or will, become obligated to pay such excess amounts with respect to Taxes as a result of such Change of Law. Such notice, once delivered by the Company to the Trustee, Registrar and Paying Agent, will be irrevocable.

The Company shall provide the Trustee, Registrar and Paying Agent with official acknowledgment of the relevant taxing authority (or if such acknowledgment is not available, a certified copy thereof) evidencing the payment of Taxes in respect of which the Company has paid such excess amounts with respect to Taxes to the extent such documentation is issued therefore. Copies of such documentation shall be available to Holders upon request thereof.

Section 3.2. Optional Redemption.

The Company has the right at its option to redeem any of the Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (calculated using a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed) at the Bund Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of the Notes to the date of redemption. In the case of a partial redemption of Notes that are represented by a Global Note, the relevant Notes will be redeemed by lot, subject to the rules of Euroclear and Clearstream, unless the method is otherwise prohibited. The Company shall inform the Irish Stock Exchange in the event of a partial redemption. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Company shall execute and upon receipt of a Company Order the Registrar shall authenticate for the Holder of the Notes (at the Company’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of €50,000 and any integral multiple of €1,000 in excess thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall promptly forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of €50,000 and any integral multiple of €1,000 in excess thereof.

The Company may at any time repurchase the Notes at any price in the open market or otherwise. The Company may hold or resell the Notes it purchases or may surrender them to the Trustee for cancellation.

Section 3.3. Applicability of Article.

Redemption of Notes at the election of the Company, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 3.4. Election to Redeem; Notice to Trustee, Registrar and Paying Agent.

The election of the Company to redeem any Notes by the Company or its Affiliates pursuant to Section 3.1 and 3.2 hereof shall be evidenced by a Resolution of the Shareholders of the Company. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

The Company shall provide notice of redemption to the Trustee, Registrar and Paying Agent at least 15 days prior to when such notice of redemption shall be provided to the Holders.

Section 3.5. Notice of Redemption.

Notice of redemption pursuant to Section 3.1 and 3.2 hereof shall be given in the manner provided for in Section 1.6 hereof (with a copy of any such notices delivered to S&P and Moody’s). The Trustee, Registrar and Paying Agent will notify the Holders at such Holder’s address appearing in the Note Register at least 30 days prior to the Redemption Date.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date;

(4) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(5) the aggregate principal amount of Notes being redeemed;

(6) the CUSIP number or numbers of the Notes being redeemed;

(7) if fewer than all the outstanding Notes are to be redeemed, or if a Note is to be redeemed in part only, the identification and principal amounts at maturity of the particular Notes (or portion thereof) to be redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

Section 3.6. Deposit of Redemption Price.

On the Business Day prior to any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Notes which are to be repurchased on that date.

Section 3.7. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Maturity Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.7.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect as to all Outstanding Notes, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either:

(i) the Company or any of the Guarantors will have paid or caused to be paid the principal of and premium, if any, and interest (including Additional Amounts, if any) on the Notes as and when the same will have become due and payable; or

(ii) all Outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation;

and the Company, in the case of (A) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest, including Additional Amounts, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company and/or any of the Guarantors have paid or caused to be paid all other sums payable hereunder;

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

(4) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably requested.

Notwithstanding the satisfaction and discharge of this Indenture, (i) the obligations of the Company to the Trustee under Section 6.7 hereof, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payment of principal of and premium, if any, and interest (including Additional Amounts, if any) on the Notes, (iv) rights, obligations and immunities of the Trustee under this Indenture (including, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.2 hereof and the last paragraph of Section 10.3 hereof), and (v) rights of Holders of the Notes as beneficiaries of this Indenture with respect to any property deposited with the Trustee payable to all or any of them, shall survive.

Section 4.2. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

REMEDIES

Section 5.1. Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) failure to pay any amount of principal of (or premium, if any) any Note when due;

(2) failure to pay any interest (including Additional Amounts, if any), on any Note when due and such failure shall continue for a period of 30 days;

(3) failure to perform any covenant or agreement of the Company or any of the Guarantors under this Indenture or the Notes and such failure is incapable of remedy, or, if such failure is capable of remedy, remains unremedied for 60 days after the Trustee has given written notice thereof to the Company or any of the Guarantors, as applicable;

(4) failure to pay when due or, as the case may be, within any originally applicable grace period, any amount of principal and premium, if any, or interest (including Additional Amounts, if any), due under the terms of any instrument evidencing Indebtedness of the Company, any of the Guarantors or any of their Designated Subsidiaries, or any such Indebtedness of the Company, any of the Guarantors or any of their Designated Subsidiaries that becomes due and payable prior to its stated maturity otherwise than at the option of the company thereof by reason of the occurrence of an event of default howsoever described; provided that the aggregate amount of any such Indebtedness equals with respect to such Person, on a consolidated basis (except with respect to VPar, which shall be on an unconsolidated basis) U.S.$50 million or more (or its equivalent in other currency or currencies);

(5) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company, any of the Guarantors or any Designated Subsidiary which remains undischarged, unbonded or unstayed (and otherwise not covered by enforceable insurance policies issued by reputable and creditworthy insurance companies) for a period of 60 consecutive days after the date on which the right to appeal all such judgments has expired or, if later, the date therein specified for payment; provided that the aggregate amount of any such final judgment equals or exceeds with respect to such Person, on a consolidated basis (except with respect to VPar, which shall be on an unconsolidated basis) U.S.$50 million (or its equivalent in other currency or currencies);

(6) all or substantially all of the assets of the Company, any Guarantor or any of the Designated Subsidiaries shall be condemned, seized or otherwise appropriated, or custody of such property shall be assumed by any governmental authority or court or other person purporting to act under the authority of the federal government of any jurisdiction, or the Company, any Guarantor or any Designated Subsidiary shall be prevented from exercising normal control over all or a substantially all of its respective property or revenues, if the whole or part of such property or revenues is material to the Company, such Guarantor or such Designated Subsidiary, respectively, considered as a whole;

(7) (a) a secured party takes possession of all or substantially all the assets or revenues of the Company, any of the Guarantors or any of the Designated Subsidiaries, or (b) a receiver or similar officer is appointed, of all or substantially all the assets or revenues of the Company, any of the Guarantors or any of the Designated Subsidiaries;

(8) the Company or any of the Guarantors pursuant to or under or within the meaning of any Bankruptcy Law (a) commences a voluntary case or proceeding; (b) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it; (c) consents to the appointment of a custodian of it or for substantially all its property; (d) makes a general assignment for the benefit of its creditors; (e) files an answer or consent seeking reorganization or relief; (f) shall admit in writing its inability to pay its debts generally; or (g) consents to the filing of a petition in bankruptcy;

(9) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Guarantor, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days;

(10) the performance or compliance by the Company or the Guarantors with any of their respective obligations under or in respect of the Notes or this Indenture if any such performance or compliance would be unlawful, unless the Company or the Guarantor, as the case may be, shall have provided to the Trustee an Officers’ Certificate executed by an officer of such Person, specifying that such failure does not, or would not, have either a material adverse effect on such Person and such Person’s Subsidiaries taken as a whole, or a material adverse effect on the rights of the Holders; and

(11) any of the Guarantees is not (or is claimed by any of the Guarantors not to be) in full force and effect.

If any Event of Default (other than an Event of Default described in clauses (8) and (9) above with respect to the Company or any of the Guarantors) shall occur and be continuing, either (i) the Trustee or (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided that, after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. The Trustee shall not be obligated to take any action with respect to an Event of Default under clauses (f) and (g) above unless it shall have received written notification from the Company and/or the Holders of Notes representing at least 25% of the aggregate principal amount of Outstanding Notes that an Event of Default described in such clauses has occurred. If an Event of Default specified in clauses (h) and (i) above occurs with respect to the Company or any of the Guarantors, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 5.2. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and the Guarantors covenant that if

(1) default is made in the payment of any interest on any Note, (including Additional Amounts, if any), when such amounts become due and payable and such default continues for a period of 30 days; or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or, with respect to any Note to be redeemed, at the Redemption Date thereof,

the Company and the Guarantors (subject to the limitations provided in this Indenture) will, jointly and severally, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest (including Additional Amounts, if any), and, to the extent that payment of interest on overdue amounts shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses incurred by the Trustee under this Indenture, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company and the Guarantors fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantors or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights under this Indenture and the Guarantees of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein including, without limitation, seeking recourse against the Guarantor or proceeding to enforce any other proper remedy.

Section 5.3. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Guarantors, their respective creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders at their direction in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7.

Section 5.4. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.5. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid;

FIRST:	To the payment of all amounts due to the Trustee under Section 6.7; and

SECOND:	To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this Section 5.5.

Section 5.6. Limitation on Suits.

No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder and shall have offered to the Trustee indemnity or security satisfactory to it;

(3) the Trustee for 60 days after its receipt of such notice, request and offer has failed to institute any such proceeding; and

(4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), any Note or any Guarantee, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.7. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Notes or the Guarantees, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.13) interest on such Note on the respective Stated Maturities expressed in such Note (or earlier Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.8. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Note or any Guarantee, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.9. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.11. Control by Holders.

The Holders of a majority of the aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability (as determined in the sole discretion of the Trustee); and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

The Trustee may refuse, however, to follow any direction that the Trustee, in its sole discretion, determines may be unduly prejudicial to the rights of the Holders or that may subject the Trustee to any liability or expense if the Trustee determines, in its sole discretion, that it lacks indemnification satisfactory to it against such loss or expense.

Section 5.12. Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may by written notice to the Company and the Trustee waive any past default hereunder and rescind and annul any declaration of acceleration and its consequences, except a default:

(1) in the payment of the principal of (or premium, if any) or interest on any Note; or

(2) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.13. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE VI

THE TRUSTEE

Section 6.1. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Note of any series, determined as provided in Section 5.2, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Note;

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; it being understood that, the Trustee shall not have to expend or risk its own funds or otherwise incur financial liability in the event that such expenses are not in the ordinary course of administration of this Indenture; and

(5) the Trustee shall not be obligated to take any action with respect to an Event of Default under Sections 5.1(6) and (7) unless it shall have received written notification from Holders representing at least 25% of the aggregate principal amount of outstanding Notes that an Event of Default described in such Sections has occurred.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2. Notice of Defaults.

The Trustee shall give the Holders notice of any Default (“Notice of Default”) that has occurred and is continuing and of which the Trustee has actual knowledge, within 90 days after the occurrence of such Default (but not less than 15 days after knowledge thereof). The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest on, the Notes) if it determines that withholding such notice is in their interest; provided that, in the case of a default of a character specified in Section 5.1(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 6.3. Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(a) the Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate or an Opinion of Counsel;

(d) the Trustee or the Paying Agent may consult with counsel of its selection, at the expense of the Company, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction satisfactory to the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, report, opinion, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part, or for the supervision of, any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith which the Trustee believed to have been authorized or within its rights or powers;

(i) the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes;

(j) in no event shall the Trustee or the Paying Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(l) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(m) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.4. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein, in the Notes and in the Guarantees endorsed thereon, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.5. May Hold Notes.

The Trustee, any Paying Agent or Transfer Agent, any Note Registrar (if other than the Trustee) or any other agent of the Company or the Guarantors, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Transfer Agent, Note Registrar or such other agent.

Section 6.6. Money Held in Trust.

All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and need not be segregated from other funds of the Trustee or Paying Agent, except as otherwise required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

Section 6.7. Compensation and Reimbursement.

The Company and the Guarantors agree:

(1) to pay to the Trustee and the Paying Agents from time to time upon demand such compensation for all services rendered by it hereunder as shall be agreed upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as such fees may be adjusted from time to time;

(2) except as otherwise expressly provided herein, to reimburse each of the Trustee, the Principal Paying Agent and each other Paying Agent upon its request for all reasonable expenses and disbursements incurred or made by it in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3) to indemnify each of the Trustee, the Principal Paying Agent and each other Paying Agent for, and to hold each harmless against, any loss, liability, cost, damage, claim or expense (including taxes and the reasonable compensation, expenses and disbursements of its agents, accountants, experts and counsel) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust or the performance by it of its duties and obligations or the exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Company or the Guarantors, as the case may be (including, without limitation, this Section 6.7) and of defending against any claim (whether asserted by any Holder or the Company or the Guarantors or any other Person, as the case may be) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 6.7 shall survive any termination of this Indenture and the resignation or removal of the Trustee, the Principal Paying Agent or other Paying Agent.

As security for the performance of the obligations of the Company or the Guarantors, as the case may be, under this Section 6.7, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 6.7 shall not be subordinate to any other liability or indebtedness of the Company or the Guarantors, as the case may be (even though the Notes may be so subordinated).

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1 occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under Title II, U.S. Code, or any similar Federal, State or analogous foreign law for the relief of debtors.

Section 6.8. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.9. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least U.S.$50,000,000 and its Corporate Trust Office in The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee. The Paying Agent may resign at any time by giving written notice thereof to the Company.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Company may petition, at its expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) The Paying Agent may resign at any time by giving written notice thereof to the Company. The Paying Agent may appoint a successor Paying Agent if the Company does not.

(e) If at any time:

(1) the Trustee shall fail to comply with Section 6.8 after written request therefore by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

(2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefore by the Company or by any such Holder; or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution,

shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien, if any, provided for in Section 6.7. Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainty vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation or other entity into which the Trustee may be merged or convened or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13. Preferential Collection of Claims Against the Company.

The Trustee shall comply with Sections 311(a) and 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

Section 6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.8, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or other entity into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or other entity shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any lime such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Notes. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with tike effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

By:
as Authenticating Agent”

ARTICLE VII

HOLDERS LISTS AND COMMUNICATIONS BY TRUSTEE AND COMPANY

Section 7.1. Company to Furnish Trustee; Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.

Section 7.2. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) If a Holder (herein referred to as an “applicant”) applies in writing to the Trustee, and furnishes to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that such applicant desires to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicant proposes to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(1) afford such applicant access to the information preserved at the time by the Trustee in accordance with Section 7.2(a); or

(2) inform such applications as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

(c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1. Mergers, Consolidations and Certain Sales of Assets.

So long as any of the Notes are Outstanding, none of the Guarantors may, in a single transaction or a series of related transactions:

(1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into any such Guarantor (other than a consolidation or merger of a Wholly Owned Designated Subsidiary organized under the laws of Brazil, the United States or any OECD country into any such Guarantor); or

(2) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets (provided that the creation of a Lien on or in any of its assets shall not in and of itself constitute the transfer, sale, lease or disposition of the assets subject to the Lien);

unless the following conditions, to the extent applicable, are met:

(i) in the case of a transaction in which any such Guarantor does not survive or in which such Guarantor sells, leases or otherwise disposes of all or substantially at of its assets to any other Person, the successor entity to such Guarantor (1) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, all of such Guarantor’s obligations under this Indenture and (2) shall be organized under the laws of (x) Brazil or any state or political subdivision thereof, or (y) the United States of America or any state thereof or the District of Columbia or (z) any other country if such successor entity undertakes, in such supplemental indenture, to pay such additional amounts in respect of principal (and premium, if any) and interest as may be necessary in order that the net amounts paid pursuant to the Notes after deduction or withholding of any present or future withholding taxes, levies, imposts or charges whatsoever imposed by or for the account of such country or any political subdivision or taxing authority thereof or therein shall equal the respective amounts of principal (and premium, if any) and interest specified in the Notes, subject to the same exceptions set forth under clauses (i) through (vii) of Section 10.10, but replacing existing references in such clauses to Cayman Islands, Brazil and Japan with references to such other country;

(ii) if, as a result of any such transaction, property or assets of such Guarantor would become subject to a Lien prohibited by Section 10.12, such Guarantor or the successor entity to such Guarantor shall have secured the Notes as described thereunder;

(iii) such Guarantor has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize gain or loss for United States federal income tax purposes as a result of such transaction; and

(iv) such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2. Successor Substituted.

In the event of any transaction (other than a lease) described in and complying with the immediately preceding paragraph in which any Guarantor is not the surviving Person and the surviving Person assumes all the obligations of such Guarantor under its Guarantee and this Indenture pursuant to a supplemental indenture, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor, and such Guarantor will be discharged from its obligations under this Indenture and its Guarantee. In such case, the Company will publish a notice with respect to such transaction in accordance with the requirements of the Irish Stock Exchange (Global Exchange Market) or such other stock exchange on which the Notes may then be listed.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, each Guarantor, when authorized by Board Resolutions of such Guarantor, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3) to secure the Notes pursuant to the requirements of Section 10.12 or otherwise;

(4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (4) shall not materially adversely affect the legal rights of the Holders;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(6) to comply with Section 8.1 of this Indenture;

(7) to provide for the acceptance of an appointment by a successor trustee;

(8) to provide for any Guarantee of the Notes;

(9) to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(10) to provide for or confirm the issuance of additional Notes; or

(11) to conform the provisions of this Indenture to the caption entitled “Description of Notes and the Guarantees” in the offering memorandum relating to the Notes.

Section 9.2. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, and consistent with Section 5.13, the Company, when authorized by the respective Board Resolutions of the Company, each Guarantor, when authorized by the Board Resolutions of such Guarantor, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Note or Guarantee or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Note or Guarantee on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date),

(2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3) modify any of the provisions of this Section 9.2 or Section 5.12, Section 10.9 or 10.10, except to increase any such percentage described in Clause (2) above or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

(4) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in compliance with the terms of this Indenture.

In the event of any modification or amendment to this Indenture of the nature described in items (1) through (4) of this Section 9.2, the Company will publish a notice and prepare a supplemental offering memorandum to reflect such modification or amendment.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 6.1) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 1.2, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the trustee’s own rights, duties or immunities under this Indenture.

Section 9.4. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.6. Notice to Holders.

After a supplemental indenture under this Article 9 becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the terms of the supplement. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

COVENANTS

Section 10.1. Payment Under the Notes and the Guarantees.

The Company and the Guarantors shall duly and punctually pay all amounts owed by them, and comply with all their other obligations, under the terms of the Notes, the Guarantees and this Indenture (collectively, the “Transaction Documents”).

Section 10.2. Maintenance of Office or Agency.

The Company and the Guarantors will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes, the Guarantees and this Indenture may be served. Initially, this office will be at the offices of National Corporate Research, Ltd. located at 10 East 40th Street, 10th floor, New York, NY 10016, and the Company and the Guarantors shall agree not to change the designation of such office without prior written notice to the Trustee and designation of a replacement office in the same general location. In addition, for as long as the Notes are listed on the Irish Stock Exchange, the Company will maintain in the Republic of Ireland an office or agency where securities may be presented or surrendered for payment and where securities may be surrendered for registration of transfer or exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Company or any of the Guarantors shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company and each of the Guarantors hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations (each, a “Transfer Agent”); provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York or, for so long as the Notes are listed on the Irish Stock Exchange, in the Republic of Ireland for such purposes. The Company has initially designated the offices of Deutsche Bank Trust Company Americas to act as Transfer Agent. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3. Money for Note Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act. As provided in Section 5.4, upon any bankruptcy or reorganization proceeding relative to the Company, the Trustee shall serve as the Co-Paying Agent for the Notes.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with the Principal Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Amounts, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act. As provided in Section 5.4, upon any bankruptcy or reorganization proceeding relative to the Company the Trustee shall serve as the Paying Agent for the Notes.

The Company will cause each Paying Agent other than the Trustee and the Principal Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disclosed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest;

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on the Company’s Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4. Maintenance of Corporate Existence.

The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, maintain in effect their corporate existence and all registrations necessary therefore and take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of their business, activities or operations provided that this covenant shall not require the Company, the Guarantors or any of their Subsidiaries to maintain any such registration, right, privilege, title to property, franchise or the like or require the Company or any Guarantor to preserve the corporate existence of any of their Subsidiaries, if the failure to do so would not have a material adverse effect on the Company or such Guarantor and its Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

Section 10.5. Repurchases at the Option of the Holders upon Change of Control.

If a Change of Control occurs that results in a Rating Decline, each Holder will have the right to require the Company or any of the Guarantors to repurchase all or any part (equal to €50,000 and integral multiples of €1,000 in excess thereof) of the Notes of that Holder pursuant to a Change of Control Offer. No such purchase in part shall reduce the outstanding principal amount of the Notes held by any Holder to below €50,000. In the Change of Control Offer, any of the Company or the Guarantors will offer a “Change of Control Payment” in euros equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased, to the date of purchase (subject to the right of the Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant Interest Payment Date).

Within 30 days following any Change of Control that results in a Rating Decline any of the Company or the Guarantors will make a “Change of Control Offer” by notice to each Holder of Notes in accordance with the provision set out under Section 1.6, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Company or one of the Guarantors, as the case may be, will also give notices to the Holders as may be required pursuant to the rules of the Irish Stock Exchange (Global Exchange Market) or such other exchange on which the Notes may then be listed.

The Company or the Guarantor launching the Change of Control Offer will comply, to the extent applicable, with the requirements of Section 14(e)-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, the Company or the Guarantor launching the Change of Control Offer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

On the Change of Control Payment Date, the Company or the Guarantor launching the Change of Control Offer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agents an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered, if applicable, to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agents will promptly mail to each Holder who properly tendered Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof. Any of the Company or the Guarantors will publicly announce the results of the Change of Control Offer as may be required pursuant to the rules of the Irish Stock Exchange (Global Exchange Market) or such other exchange on which the notes may then be listed.

The provisions described above that require any of the Company or the Guarantors to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. However, a Change of Control Offer is only required to be made in the event that a Change of Control results in a Rating Decline. Consequently, if a Change of Control were to occur which does not result in a Rating Decline, neither the Company nor the Guarantors would be required to launch a Change of Control Offer. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Company or any of the Guarantors repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Neither the Company nor any of the Guarantors will be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements, set forth in this Indenture, that are applicable to a Change of Control Offer made by the Company or any of the Guarantors and such third party purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given pursuant to the Indenture as described under Section 3.2 unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary contained herein and subject to applicable law, a Change of Control Offer may be made in advance of a Change of Control and conditioned upon the occurrence of such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Section 10.6. Payment of Taxes and Other Claims.

The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company, such Guarantor or such Subsidiary, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company, such Guarantor or such Subsidiary, as the case may be; provided, however, that neither the Company, the Guarantors nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith and, if appropriate, by appropriate legal proceedings, or where the failure to do so would not have a material adverse effect on the Company or such Guarantor and its Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holdings.

Section 10.7. Provision of Financial Information.

The Company and each of the Guarantors have agreed that they will each furnish to the Trustee and the Holders under the Restricted Global Note or of a restricted certificated security and to any prospective purchasers of such Notes, to the extent permitted by applicable law or contractual restrictions, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Notes Act. The foregoing obligation will not apply to the Company or any Guarantor that subsequently is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

Additionally, each Guarantor shall provide the Trustee and the Holders, within 120 days of the end of each fiscal year and 60 days within the end of each of the first three fiscal quarters, annual or quarterly financial statements, as applicable, in accordance with applicable GAAP and audited in the case of annual financial statements. The financial statements of the Guarantors will be available at the specified office of the Trustee.

In the event that the Company shall publish or otherwise make publicly available any financial statements or reports, the Company shall furnish a copy of such statements or reports to the Trustee and the Holders within 60 days of the date of filing or the date such information is published or otherwise made publicly available, as the case may be.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or a Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or notices from the Holders).

Section 10.8. Statement by Officers as to Default.

(a) Each of the Company and the Guarantors will deliver to the Trustee, within 90 days after the end of each quarter of each of its fiscal years ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company or such Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or grace periods) and if the Company or any Guarantor, as the case may be, is in default, specifying all such defaults and the nature and status thereof of which it may have knowledge.

(b) Each of the Company and the Guarantors shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company or any Guarantor, as the case may be, becomes aware of the occurrence of a Default or an Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Company or such Guarantor, as the case may be, proposes to take with respect thereto.

Section 10.9. Waiver of Certain Covenants.

The Company or the Guarantors, as the case may be, may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.4 to 10.8, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantor, as the case may be, and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 10.10. Payment of Additional Amounts.

Any and all payments to a Holder of principal (and premium, if any) and interest in respect of the Notes, and any and all payments to indemnify a Holder for taxes or duties as a result of a substitution of the issuer, as provided in Section 14.1(a)(ii), will be made free and clear of, and without withholding or deduction for, any and all present and future withholding taxes, duties, assessments, levies, imposts or charges (“Taxes”) whatsoever imposed by or on behalf of, the Cayman Islands, Brazil or Japan or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law. In that event, the Company or the Guarantors, as the case may be, shall pay such additional amounts (the “Additional Amounts”) as will result in the receipt by the Holders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such Additional Amounts shall be payable in respect of any Note:

(1) held by, or by a third party on behalf of, a Holder which is liable for such taxes, duties, assessments, levies, imposts or governmental charges in respect of such Note by reason of its (or a fiduciary, settlor, member or shareholder, beneficiary of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) having some present or former connection with the Cayman Islands, Brazil or Japan (including being or having been a citizen or resident of the Cayman Islands, Brazil or Japan or being or having been engaged in trade or business therein) other than the mere holding of such Note; or

(2) where (in the case of a payment of principal, premium, if any, or interest on the Maturity Date or date of earlier redemption) the relevant Note is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such Additional Amounts if it had surrendered the relevant Note on the last day of such period of 30 days; or

(3) if such tax is an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment, levy, impost or governmental charge; or

(4) if such amount is (a) payable other than by withholding from a payment on such Note, or (b) required to be withheld by a paying agent and such payment can be made without such withholding by any other paying agent; or

(5) if such tax, duty, assessment, levy, impost or governmental charge would not have been imposed but for the failure of such Holder to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Cayman Islands,

Brazil or Japan of the Holder or beneficial owner of such Note if such compliance is required as a precondition to relief or exemption from withholding or deduction of all or part of such tax, duty, assessment, levy, impost or governmental charge; or

(6) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to Council Directive 200348/EC of 3 June 2003 on taxation of savings income in the form of interest payments or any European Union Directive otherwise implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 or any law implementing or complying with, or introduced in order to conform to, any such Directive; or

(7) in the case of any combination of items (i) through (vi).

“Relevant Date” means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received by the Principal Paying Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Holders.

The Company shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil, except those resulting from, or required to be paid in connection with, (i) the execution in or bringing to the Cayman Islands of the Notes or any document or instrument; (ii) the production before a court of the Cayman Islands of the Notes or any document or instrument or (iii) the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

References to principal or interest shall be deemed to include any Additional Amounts in respect of principal, premium, if any, or interest (as the case may be) which may be payable under the Notes.

If the Company or any Guarantor becomes subject at any time to any taxing jurisdiction other than the Cayman Islands or Brazil as the case may be, references herein to the Cayman Islands and Brazil, respectively, shall be construed to include such other jurisdiction.

Section 10.11. Negative Covenants of the Company.

The Company shall not, so long as any of the Notes are Outstanding:

(1) engage in any business or enter into, or be party to, any transaction or agreement, except (A) the issuance, sale, redemption, repurchase, or defeasance of the Notes (including any additional Notes) and any other Indebtedness for the financing of VPar and its subsidiaries not otherwise prohibited by this Indenture and activities incidentally related thereto, (B) enter into affiliate debt transactions, including import and export financing transactions, with regards to proceeds from the Notes (including any additional Notes) and any other Indebtedness not otherwise prohibited by this Indenture, (C) enter into hedging agreements not for speculative purposes, (D) as required by law, (E) in order to maintain its existence as a corporation, and (F) in connection with any transaction not otherwise prohibited under this covenant;

(2) acquire or own any Subsidiary or other assets or properties, except (A) an interest in hedging agreements relating to its Indebtedness and instruments evidencing interests in the foregoing, (B) cash, Cash Equivalents or Marketable Notes, (C) any assets related to affiliate debt transactions, including import and export financing transactions and any other Indebtedness not otherwise prohibited by this Indenture, (D) the Notes and other Indebtedness not otherwise prohibited by this Indenture, and (E) other nonmaterial assets and properties;

(3) Incur or suffer to exist any Lien upon any properties or assets whatsoever, except (A) Liens imposed by law and (B) any Liens that in the aggregate are not material to the Company;

(4) enter into any consolidation, merger, amalgamation, joint venture, or other form of combination with any Person, except (A) to the extent that it complies with the conditions set forth in Section 8.1 and (B) with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction;

(5) declare or pay any dividends or make any distribution of its assets; and

(6) take or omit to take any action, or consent to actions or omissions, that could lead to the entry of a decree, order or other action by a court placing the Company in bankruptcy, liquidation or similar proceedings or otherwise declaring the Company insolvent.

Section 10.12. Limitation on Liens of the Guarantors.

So long as any of the Notes are Outstanding, none of the Guarantors may, or may permit any of their respective Designated Subsidiaries to, Incur or suffer to exist any Lien on or with respect to any property, assets or Capital Stock now owned or hereafter acquired by such Guarantor or Designated Subsidiary to secure any Indebtedness without making, or causing such Designated Subsidiary to make, effective provision for securing the Notes (x) equally and ratably with (or prior to) such Indebtedness as to such property, assets or Capital Stock for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of such Guarantor or Designated Subsidiary which is subordinate in right of payment to the Notes, prior to such Indebtedness as to any such property, assets or Capital Stock for so long as such Indebtedness will be so secured.

The foregoing restrictions shall not apply to:

(1) any Lien on the inventory or receivables and related assets (other than those described in clause (iii) below) of any of the Guarantors or any Designated Subsidiary securing obligations:

(i) under any short term lines of credit, entered into in the normal course of business; or

(ii) under any working capital facility;

(2) Liens created solely for the purpose of securing the payment of all or a part of the purchase price (or the cost of construction or improvement, and any related transaction fee and expenses) of assets or property (including Capital Stock of any Person) acquired, constructed or improved after the Closing Date; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the purchase price of the assets or property so acquired, constructed or improved, (b) such Liens shall not encumber any assets or property other than the assets or property so acquired, constructed or improved and (c) other than any unimproved real property on which the property so constructed, or the improvement, is located shall attach to such assets or property within 365 days of the construction, acquisition or improvement of such assets or property;

(3) Liens on accounts receivable and related assets in connection with any credit facility, including export or import financings and other trade transactions, or in connection with any Securitization Transaction provided that the aggregate amount of any Receivables sold or transferred in such Securitization Transaction securing Indebtedness shall not exceed (a) with respect to transactions related to revenues from exports, 80% of such Person’s consolidated net sales from exports; or (b) with respect to transactions related to revenues from domestic sales, 80% of such Person’s consolidated net sales in the jurisdiction in which such Person is located;

(4) Liens granted to secure borrowings from (i) Banco Nacional de Desenvolvimento Econômico e Social-BNDES, or any other Brazilian governmental development bank or credit agency, or (ii) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(5) Liens existing on the Closing Date;

(6) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary; provided, however, that the Liens may not extend to any other property owned by such Person;

(7) Liens on properly at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person;

(8) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(9) Liens in favor of surety bonds or letters of credit issued pursuant to the request of, and for the account of, such Person in the ordinary course of its business;

(10) Liens securing obligations under hedging agreements not for speculative purposes;

(11) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in clauses (ii), (iv), (v), (vi) or (vii) above; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

(12) any Lien that does not fall within clauses (i) through (xi) above and that secures Indebtedness which, exclusive of Indebtedness secured by other Liens permitted under this covenant, does not exceed an aggregate principal amount equal to 15% of Consolidated Net Tangible Assets.

Section 10.13. [Intentionally Omitted].

Section 10.14. Performance Obligations Under Other Documents.

The Company and the Guarantors shall duly and punctually perform, comply with and observe all obligations and agreements to be performed by them set forth in the Transaction Documents, as applicable.

Section 10.15. Compliance with Laws.

The Company and the Guarantors shall comply, and shall cause their Subsidiaries to comply, at all times with all applicable laws, rules, regulations, orders and directives of any government or government agency or authority having jurisdiction over the Company, the Guarantor, the Subsidiaries or the business of any of them or any of the transactions contemplated herein, except where the failure by the Company or the Guarantors so to comply would not have a material adverse effect on the Company or such Guarantor and its Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

Section 10.16. Maintenance of Government Approvals.

The Company and the Guarantors shall, and shall cause their Subsidiaries to, duly obtain and maintain in full force and effect all governmental approvals, consents or licenses of any government or governmental agency or authority under the laws of Brazil, the Cayman Islands or any other government or government agency having jurisdiction over the Company or the Guarantors or necessary in all cases for the Company and the Guarantors to perform their obligations under the Transaction Documents (including, without limitation, any authorization required to obtain and transfer euros or any other currency which at that time is legal tender in the United States out of Brazil in connection with the Notes, this Indenture and the Guarantees) or for the validity or enforceability thereof, except where the failure to do so would not have a material adverse effect on the Company or such Guarantor and its Subsidiaries taken as a whole or have a material adverse effect on the rights of the Holders.

Section 10.17. [Intentionally Omitted].

Section 10.18. Maintenance of Books and Records.

The Company and the Guarantors shall, and shall cause each of their respective Subsidiaries to, maintain books, accounts and records in all material respects in accordance with applicable GAAP, and in any case in the manner necessary to facilitate consolidation into VPar’s consolidated financial statements.

Section 10.19. Ranking.

The Company and each Guarantor shall ensure that the Notes and its Guarantee, respectively, will constitute general unsecured and unsubordinated obligations of the Company or such Guarantor, respectively, and will rank at least equally to all other present and future unsecured and unsubordinated obligations of the Company and such Guarantor, respectively (other than obligations preferred by statute or by operation of law). No obligation will be considered to be senior to the Notes or the Guarantees by virtue of being secured on a first or junior priority basis.

Section 10.20. Notice of Certain Events.

The Company shall provide and the Guarantors shall ensure that the Company shall provide, copy to S&P and Moody’s of any notice given to the Trustee of the type referred to in Section 10.8(b).

Section 10.21. Further Actions.

The Company and the Guarantors shall, at their own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required, as necessary or as reasonably requested by the Trustee in accordance with applicable laws to be taken, fulfilled or done in order to (a) enable the Company and the Guarantors to lawfully enter into, exercise their rights and perform and comply with their obligations under the Transaction Documents, as applicable, (b) ensure that the Company’s and the Guarantors’ obligations under the Transaction Documents are legally binding and enforceable, (c) make the Indenture, the Notes and the Guarantees admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands and (d) enable the Trustee to exercise and enforce its rights under and carry out the terms, provisions and purposes of the Indenture, the Notes and the Guarantees, (e) take any and all actions necessary to preserve the enforceability of, and maintain the Trustee’s rights hereunder and under the Guarantees, including, without limitation, refraining from taking any action that reasonably can be expected to have an adverse effect on the enforceability of, or any of the Trustee’s rights under this Indenture and the Guarantees, and (f) assist, to the extent reasonably practicable, the Trustee in the Trustee’s performance of its obligations under this Indenture and the Guarantees.

Section 10.22. Additional Information for Rating Agencies.

So long as any Notes remain outstanding, the Company and the Guarantors shall:

(a) so far as permitted by law, at all times give S&P and Moody’s, for so long as S&P and Moody’s are rating the Notes, such information as they shall reasonably request in order that they may perform their functions as a Rating Agency in respect of the Notes;

(b) inform S&P and Moody’s, for so long as S&P and Moody’s are rating the Notes, as soon as reasonably practicable of any amendments or modifications that have been or are proposed to be made to the Indenture or the Guarantees; and

(c) in addition to copies of notices specifically referred to herein, send a copy to S&P and Moody’s, for so long as S&P and Moody’s are rating the Notes, of all notices sent by them to the Trustee under the terms of this Indenture, other than routine notices.

ARTICLE XI

GUARANTEES

Section 11.1. Guarantees.

Each of VPar, VCB and CBA hereby jointly, severally, fully, absolutely and unconditionally guarantee on an unsecured basis to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, and for itself and the Paying Agents, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Amounts) on such Note and all other obligations of the Company under this Indenture, when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, redemption, purchase or otherwise, in accordance with the terms of such Note and of this Indenture; provided that the liability of each of VCB and CBA will be limited to 50% of the Outstanding principal amount of the Notes. In case of the failure of the Company punctually to make any such payment, each of the Guarantors hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

The Guarantees constitute general unconditional and unsubordinated obligations of each of the Guarantors that will at all times rank at least equally with all other present and future unsecured senior obligations of each such Guarantor, except for any obligations that may be preferred by provisions of law that are both mandatory and of general application.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any Note or this Indenture, the absence of any action to enforce the same, any release or amendment or waiver of any term of any other guarantee of, or any consent to depart from any requirement of any other guarantee, of all or any of the Notes, any waiver or consent by the Holder of any Note or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives notice of the acceptance of its Guarantee and of any of the obligations under this Indenture or the Notes (the “Obligations”) or of the accrual thereof, and further waives presentment, protest, notice or demand. This is a continuing guarantee and is a guarantee of payment and not of collection, and each of the Guarantors waives any right to require the Holders to initiate collection proceeds or otherwise enforce payment of the Obligations or any security or other guarantee therefore before obtaining payment hereunder.

The Guarantees shall continue to be in effect or be reinstated, as the case may be, if at any time (i) any payment in respect of any of the Obligations is rescinded or must otherwise be returned by the Holders, whether by reason of the insolvency, bankruptcy, receivership, reorganization or liquidation of the Company or any of the Guarantors or any other obligor or otherwise, all as though such payment had not been made or (ii) a Substituted Debtor, as defined in Section 14(a), assumes the Company’s obligations under the Notes pursuant to Article 14 hereof.

Each of the Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants, that these Guarantees will be discharged in respect of any Note except by complete performance of the obligations contained in such Note and in the Guarantees. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on any Note, whether at its Stated Maturity or by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this indenture, directly against any or ail of the Guarantors to enforce the Guarantees without first proceeding against the Company. Each of the Guarantors agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes or to enforce or exercise any other right or remedy with respect to the Notes, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, each of the Guarantors agrees to pay to the Trustee for the account of the Holders, upon demand therefore, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

No provision of the Guarantees, Notes or of this Indenture shall alter or impair the Guarantees of the Guarantors, each of which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest (and Additional Amounts, if any) on the Note upon which each Guarantee is endorsed.

Each of the Guarantors shall be subrogated to all rights of the Holders of the Notes upon which its Guarantee is endorsed against the Company in respect of any amounts paid by each of the Guarantors on account of such Note pursuant to the provisions of the Guarantees or this Indenture; provided, however, that none of the Guarantors shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest (and Additional Amounts, if any) on all Notes issued hereunder shall have been paid in full.

The Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations under the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Each of the Guarantors hereby irrevocably waives all benefits set forth in the following provisions of the Brazilian law: articles 366, 368, 827, 830 (with respect to VPar only), 834, 835, 837 and 838 of the Brazilian Civil Code and article 595 of the Brazilian Civil Procedure Code.

No stockholder, officer, director, employer or incorporator, past, present or future, of any of the Guarantors, as such, shall have any personal liability under the Guarantees by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

Section 11.2. Delivery of the Guarantees.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth herein on behalf of the Guarantors.

Section 11.3. Guarantors May Consolidate, Etc., on Certain Terms.

Except as may be provided in Section 11.4 and in Articles 8 and 10, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of any of the Guarantors with or into the Company or any other Guarantors or shall prevent any sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety to the Company or any other Guarantor.

Section 11.4. Release of Guarantors.

(a) Concurrently with any consolidation or merger of any of the Guarantors or any sale or conveyance of the property of any of the Guarantors as an entirety or substantially as an entirety, in each case as permitted by Section 11.3 hereof, and upon delivery) by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section 11.3 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article 13.

(b) Concurrently with the defeasance of the Notes under Section 12.2 hereof or the covenant defeasance of the Notes under Section 12.3 hereof, each of the Guarantors shall be released from all of its obligations under its Guarantee endorsed on the Notes and under this Article 13.

ARTICLE XII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.1. Option to Effect Defeasance or Covenant Defeasance.

The Company or the Guarantors may at their option by Board Resolution, at any time (subject to 10-day prior written notification to the Trustee), elect to have either Section 12.2 or Section 12.3 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article 12.

Section 12.2. Defeasance and Discharge.

Upon the Company’s or the Guarantors’, as the case may be, exercise of the option provided in Section 12.1 applicable to this Section, the Company or the Guarantors, as the case may be, shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company or the Guarantors, as the case may be, shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company or the Guarantors, as the case may be, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 12.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest (and Additional Amounts, if any) on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 3.3, 3.4, 3.5, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article 12. Subject to compliance with this Article 12, the Company, or the Guarantors, as the case may be, may exercise their option under this Section 12.2 notwithstanding the prior exercise of their option under Section 12.3.

Section 12.3. Covenant Defeasance.

Upon the Company’s or the Guarantors’, as the case may be, exercise of the option provided in Section 12.1 applicable to this Section (i) the Company or the Guarantors, as the case may be, shall be released from their obligations under Sections 8.1, 10.5 through 10.20, inclusive and the Guarantors shall be released from all of their obligations under the Guarantees and under Article 13 of this Indenture, and (ii) the occurrence of an event specified in Sections 5.1(c)(with respect to Section 8.1 and Sections 10.5 through 10.20, inclusive), (k), (l) and (m) shall not be deemed to be or result in an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 12.4. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 12.2 or Section 12.3 to the Outstanding Notes:

(1) the Company or the Guarantors, as the case may be, shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent certified public accountants expressed in a written certification (which may be based upon agreed upon procedures) thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and each installment of interest (including Additional Amounts, if any) on the Notes on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the company thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Notes Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the Holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(f), (g), (h) and (i) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture;

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.2 or the covenant defeasance under Section 12.3 (as the case may be) have been complied with;

(5) in the case of an election under Section 12.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(6) in the case of an election under Section 12.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder; and

(8) the Company shall have delivered to the Trustee an Opinion of Counsel in Brazil to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Brazilian federal or state income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Brazilian federal and state income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred. Notwithstanding anything to the contrary in this Indenture, this condition may not be waived by any Holder or the Trustee.

Section 12.5. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee — collectively, for purposes of this Section 12.5, the “Defeasance Trustee”) pursuant to Section 12.4 in respect of the Notes shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Defeasance Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company or the Guarantors, as the case may be, shall pay and indemnify the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article 12 to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.4 which, in the opinion of an internationally recognized accounting firm expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 12.6. Reinstatement.

If the Defeasance Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.2 or 12.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 12 until such time as the Defeasance Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 12.2 and 12.3; provided, however, that if the Company makes any payment of principal of (and premium, if any) any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Defeasance Trustee or the Paying Agent.

Section 12.7. Repayment to Company.

Any money deposited with the Defeasance Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such security shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Defeasance Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Defeasance Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street

Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

ARTICLE XIII

SUBSTITUTION OF THE ISSUER

Section 13.1. Substitution of the Issuer.

Notwithstanding any other provision contained in this Indenture,

(a) the Company may, without the consent of the Holders of the Notes (and by subscribing for any Notes, each Holder of the Notes expressly consents to it), be replaced and substituted by (1) any Guarantor or (2) any Wholly Owned Subsidiary of a Guarantor as principal debtor (in such capacity, the “Substituted Debtor”) in respect of the Notes provided that:

(1) such documents shall be executed by the Substituted Debtor, the Company, the Parent and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Debtor assumes all Company’s obligations under this Indenture (together, the “Issuer Substitution Documents”) and (without limiting the generality of the foregoing) pursuant to which the Substituted Debtor shall undertake in favor of each Holder of the Notes to be bound by the terms and conditions of the Notes and the provisions of this Indenture as fully as if the Substituted Debtor had been named in the Notes and this Indenture as the principal debtor in respect of the Notes in place of the Company (or any previous substitute) and pursuant to which the Guarantors shall unconditionally and irrevocably guarantee (the “Substitution Guarantees”) in favor of each Holder of the Notes the payment of all sums payable by the Substituted Debtor as such principal debtor on the same terms mutatis mutandis as the Notes, and, subject to paragraph (e) below, the covenants, Events of Default and other relevant provisions shall continue to apply to the Company in respect of the Notes as if no such substitution had occurred, it being the intent that the rights of Holders of the Notes in respect of the Notes shall be unaffected by such substitution;

(2) without prejudice to the generality of the preceding paragraph, where the Substituted Debtor is incorporated, domiciled or resident for taxation purposes in a territory other than the Cayman Islands, the Issuer Substitution Documents shall contain a covenant by the Substituted Debtor and/or such other provisions as may be necessary to ensure that each Holder of the Notes has the benefit of a covenant in terms corresponding to the obligation of the Company and the Guarantors in respect of the payment of Additional Amounts set forth in Section 10.10, with the substitution for the references to the Cayman Islands of references to the territory in which the Substituted Debtor is incorporated, domiciled and/or resident for taxation purposes.

(3) the Issuer Substitution Documents shall also contain a covenant by the Substituted Debtor and the Guarantors to indemnify and hold harmless each Holder of the Notes, the Trustee, the Agents and each other against the actual amount of all taxes or duties required to be paid (including any taxes or duties imposed on the receipt of such indemnity payments) which arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective, which may be incurred or levied against such Holder as a result of any substitution pursuant to the conditions set forth in this section and which would not have been so incurred or levied had such substitution not been made;

(4) the Issuer Substitution Documents shall contain a representation and warranty by the Substituted Debtor and the Company that the Substituted Debtor and the Guarantors have obtained all necessary governmental and regulatory approvals and consents for such substitution and for the giving by the Guarantors of the Substitution Guarantees in respect of the obligations of the Substituted Debtor on the same terms mutatis mutandis as the Notes, that each of the Substituted Debtor and the Guarantors has obtained all necessary governmental and regulatory approvals and consents for the performance by each of the Substituted Debtor and the Guarantors of its obligations under the Issuer Substitution Documents and that all such approvals and consents are in full force and effect;

(5) each stock exchange which has the Notes listed thereon shall have confirmed that following the proposed substitution of the Substituted Debtor, the Notes would continue to be listed on such stock exchange;

(6) the Substituted Debtor shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of lawyers in the country of incorporation of the Substituted Debtor, to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Debtor, such opinion(s) to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Notes at the specified offices of the Trustee;

(7) the Guarantors shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of Brazilian lawyers acting for the Guarantors to the effect that the Issuer Substitution Documents (including the Substitution Guarantees given by the Company in respect of the Substituted Debtor) constitute legal, valid and binding obligations of the Guarantors, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Notes at the specified offices of the Trustee;

(8) the Substituted Debtor shall have delivered, or procured the delivery to the Trustee of, an Opinion of Counsel addressed to the Guarantors and the Substituted Debtor from a leading firm of New York lawyers to the effect that (A) the Issuer Substitution Documents (including the Substitution Guarantees given by the Company in respect of the Substituted Debtor) constitute legal, valid and binding obligations of the parties thereto under New York law, (B) no consent, approval, authorization, or order of any United States federal or New York state court, governmental agency or regulatory body is required for the performance by each of the Substituted Debtor and the Guarantors of its obligations under the Issuer Substitution Documents, except as may be required under the state securities laws of any jurisdiction in the United States, and (C) it is not necessary to register the Notes or the Substitution Guarantees under the Notes Act in connection with the substitution of the Company by the Substituted Debtor and the Substitution Guarantees as contemplated by the Issuer Substitution Documents, such opinion to be dated not more than seven days prior to the date of substitution of the Substituted Debtor for the Company and to be available for inspection by Holders of the Notes at the specified offices of the Trustee;

(9) the Substituted Debtor shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Notes or the Issuer Substitution Documents;

(10) there is no outstanding Event of Default in respect of the Notes;

(11) any credit rating assigned to the Notes will remain the same or be improved when the Substituted Debtor replaces and substitutes the Company in respect of the Notes;

(12) the substitution complies with all applicable requirements under Brazilian law; and

(13) the substitution of the Company by the Substituted Debtor and the Substitution Guarantees as contemplated by the Issuer Substitution Documents do not require registration under the Notes Act.

(b) Upon effectiveness of the substitution, the Substituted Debtor and the Guarantors shall deliver to the Trustee an Officer’s Certificate, executed by an authorized officer, certifying that the terms of this section have been complied with and attaching copies of all documents contemplated herein.

(c) Upon the execution of the Issuer Substitution Documents as referred to in paragraph (a)(i) above and compliance with the other conditions in paragraph(a), the Substituted Debtor shall be deemed to be named in the Notes as the principal debtor in place of the Company (or of any previous substitute under these provisions) and the Notes shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Company (or such previous substitute as aforesaid) from all its obligations in respect of the Notes and its obligation to indemnify the Trustee and Agents under this Indenture.

(d) The Issuer Substitution Documents shall be deposited with and held by the Trustee for so long as any Note remains outstanding and for so long as any claim made against the Substituted Debtor or the Guarantors by any Holder of the Notes in relation to the Notes or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged. The Substituted Debtor and the Guarantors shall acknowledge in the Issuer Substitution Documents the right of every Holder of the Notes to the production of the Issuer Substitution Documents for the enforcement of any of the Notes or the Issuer Substitution Documents.

(e) Upon the execution of the Issuer Substitution Documents as referred to in paragraph (a)(i) above and compliance with the other conditions in paragraph (a), the Company will not be subject to the provisions of the covenant described above under Section 10.11 (“Negative Covenants of the Company”) and the Substituted Debtor will not be subject to the provisions of the covenant described above under Section 10.11 if such Substituted Debtor is the Parent.

(f) Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Debtor shall give notice thereof to the Holders of the Notes in accordance with the provisions described under Section 1.6.

ARTICLE XIV

MEETINGS OF HOLDERS OF SECURITIES

Section 14.1. Purposes for Which Meetings May Be Called.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to consider any matter affecting their interests, including, if proposed by the Company, the modification of the terms and conditions of the Notes; provided that any modification postponing the date for payment of any interest, reducing or canceling any amount of principal or the rate of interest payable or altering the currency of payment in respect of the Notes will only be binding if passed at a meeting of Holders at which a special quorum (as set forth in Section 15.4) is present.

Section 14.2. Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Notes of any series for any purpose specified in Section 14.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.1, by written request setting forth to reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified above, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (1) of this Section.

Section 14.3. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (i) a Holder on a record date established pursuant to Section 14.5 of one or more Outstanding Notes, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be permitted to be present or to speak at any meeting of Holders of Notes of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 14.4. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a “quorum” for a meeting of Holders of Notes, however, any modification postponing the date for payment of any interest, reducing or canceling any amount of principal or the rate of interest payable or altering the currency of payment in respect of the Notes will only be binding if passed at a meeting of Holders of at least 66 2/3% of the Notes (a “special quorum”). In the absence of a quorum or a special quorum, as the case may be, within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) of the time appointed for any such meeting, the meeting shall if convened upon the requisition of Holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is not a Business Day the next succeeding Business Day) at the same time and place. If within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) after the time appointed for any adjourned meeting a quorum or a special quorum, as the case may be, is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum or a special quorum, as the case may be, is present, the chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than ten calendar days (but without any maximum number of calendar days), and to such place as may be appointed by the chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of a reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes of such series which shall constitute a quorum.

Any resolution passed or decision taken at any meeting of Holders of Notes of any series duly held in accordance with this Section shall be binding on all the Holders of Notes of such series, whether or not presented or represented at the meeting. However, for the avoidance of doubt, no actions taken at such meeting shall be binding on all Holders of Notes unless such actions were approved by the minimum percentage in principal amount of the Outstanding Notes of the series as required elsewhere in this Indenture with respect to such actions.

Section 14.5. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes of a series in regard to proof of the holding of Notes of such series and the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 14.2(2), in which case the Company or the Holders of Notes of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting.

(c) At any meeting each Holder of a Note of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Notes of such series held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note of such series or proxy.

(d) Any meeting of Holders of Notes of any series duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 14.6. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Notes of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.2 and, if applicable, Section 14.5. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

VOTO-VOTORANTIM LIMITED

By:	/s/ Alexandre Silva D’Ambrosio
Name:	Alexandre Silva D’Ambrosio
Title:	Director

By:	/s/ Carlos Eduardo de Arruda Boggio
Name:	Carlos Eduardo de Arruda Boggio
Title:	Attorney-in-fact

VOTORANTIM PARTICIPAÇÕES S.A.,

By:	/s/ Alexandre Silva D’Ambrosio
Name:	Alexandre Silva D’Ambrosio
Title:	Attorney-in-fact

By:	/s/ Carlos Eduardo de Arruda Boggio
Name:	Carlos Eduardo de Arruda Boggio
Title:	Attorney-in-fact

[Continues on next page.]

VOTORANTIM CIMENTOS BRASIL S.A.

By:	/s/ Alexandre Silva D’Ambrosio
Name:	Alexandre Silva D’Ambrosio
Title:	Attorney-in-fact

By:	/s/ Carlos Eduardo de Arruda Boggio
Name:	Carlos Eduardo de Arruda Boggio
Title:	Attorney-in-fact

COMPANHIA BRASILEIRA DE ALUMÍNIO

By:	/s/ Alexandre Silva D’Ambrosio
Name:	Alexandre Silva D’Ambrosio
Title:	Attorney-in-fact

By:	/s/ Carlos Eduardo de Arruda Boggio
Name:	Carlos Eduardo de Arruda Boggio
Title:	Attorney-in-fact

Witnesses:

By:	/s/ Christiane Vita Nova Camargo
Name:	Christiane Vita Nova Camargo
RG: 32.798.248-2

By:	/s/ Vanessa Tami Yoshimoe
Name:	Vanessa Tami Yoshimoe
RG: 25.077.494-X

[Continues on next page.]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

DEUTSCHE BANK AG, LONDON BRANCH
as Paying and Transfer Agent

By:	/s/ S. Harding
	Name:	S. Harding
	Title:	Vice President

By:	/s/ M. Keeler
	Name:	M. Keeler
	Title:	Attorney

[Continues on next page.]

DEUTSCHE BANK LUXEMBOURG S.A. as Registrar

By:	/s/ S. Harding
	Name:	S. Harding
	Title:	Attorney

By:	/s/ M. Keeler
	Name:	M. Keeler
	Title:	Attorney

EXHIBIT A

TO THE INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

[Include if Note is a U.S. Global Note — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND THIS NOTE MAY NOT BE REOFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER OR ANY SUBSIDIARY THAT (A) THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (IV) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS LEGEND MAY ONLY BE REMOVED AT THE OPTION OF THE ISSUER.]

[Include if Note is an International Global Note — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

VOTO-VOTORANTIM LIMITED

5.25% Senior Note due 2017

ISIN: [International: XS0505532134 / U.S.: XS0505532217]

Common Code: [International: 050553213 / U.S.: 050553221]

No.

VOTO-VOTORANTIM LIMITED, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company,” which term includes any successor corporation), for value received promises to pay [list nominee] or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on April 28, 2017.

Interest Payment Date: April 28, commencing April 28, 2011.

Record Dates: April 13 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

VOTO-VOTORANTIM LIMITED As Issuer

By:
Name:
Title:

This is one of the Notes referred to in the above-mentioned Indenture:

DEUTSCHE BANK LUXEMBOURG S.A., as Registrar

By:
Name:
Title:

Dated:

The Guarantors jointly, severally, unconditionally and irrevocably guarantee the due and punctual payment of all sums from time to time payable in respect of the Notes as set forth in the Indenture.

VOTORANTIM PARTICIPAÇÕES S.A.

By:
Name:
Title:

VOTORANTIM CIMENTOS BRASIL, S.A.

By:
Name:
Title:

COMPANHIA BRASILEIRA DE ALUMÍNIO

By:
Name:
Title:

[FORM OF REVERSE]

VOTO-VOTORANTIM LIMITED

5.25% Senior Note due 2017

This Note is one of a duly authorized issue of Notes of the Company designated as its €750,000,000 5.25% Senior Notes due 2017 (the “Notes”) issued under an Indenture, dated as of April 28, 2010 (herein called the “Indenture”), among Voto-Votorantim Limited, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company”), having its principal office at Walker House 87, Mary Street, George Town, Grand Cayman KYI-9005, Cayman Islands, Votorantim Participações S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“VPar”), Votorantim Cimentos Brasil S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“VCB”), and Companhia Brasileira de Alumínio, a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“CBA,” each of VPar, VCB and CBA being a “Guarantor” and together, the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Deutsche Bank AG, London Branch as paying agent (the “Paying Agent” and, together with any other paying agents to be appointed pursuant to this Indenture, the “Paying Agents”) and transfer agent (the “Transfer Agent”) and Deutsche Bank Luxembourg S.A. as registrar (the “Note Registrar”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee, the Transfer Agent, the Registrar, the Paying Agents and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Terms used but not defined in this Note are defined in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Note are guaranteed pursuant to the Guarantees set forth in the Indenture. Each Holder, by holding this Note, agrees to all of the terms and provisions of said Guarantees. The Indenture provides that the Guarantors shall be released from the relevant Guarantee upon compliance with certain conditions. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for the issue date, the issue price and the first payment of interest thereon; provided, however, that such additional Notes are part of the same “issue” within the meaning of United States Treasury Regulation Section 1.1275-1(f) or neither the Notes nor such additional Notes are issued with original issue discount for U.S. federal income tax purposes. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes for all purposes hereof.

If as a result of any Change of Law (as defined in the Indenture), (i) the Company is or would be required on the next succeeding Interest Payment Date to pay any Additional Amounts referred to in Section 10.10 of the Indenture, (ii) the issuers/borrowers of intercompany debt are or would be required on the next succeeding Interest Payment Date to pay additional amounts under such intercompany debt in excess of the additional amounts that the Company or VPar, VCB or CBA would be obliged to pay if Taxes (excluding interest and penalties) were payable with respect to such payments of interest at a rate of 15.0% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan), or (iii) any Guarantor is or would be required on the next succeeding Interest Payment Date to pay Brazilian withholding taxes in excess of a general rate of 15% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan); and in any such case the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, the Notes may be repurchased, by the Company at the option of the Company, in whole, but not in part, upon not less than 30 nor more than 90 days’ notice mailed to the Holders (which notice shall be deemed given upon delivery of such notice to the Trustee), at any time following such Change of Law at a repurchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for repurchase.

The Company or the Guarantors will also pay to Holders of the Notes on the Redemption Date any Additional Amounts which are payable. Following such repurchase, the Notes will be cancelled. Prior to the delivery of any notice of repurchase in accordance with the foregoing, the Company shall deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption based on an Opinion of Counsel or written advice of a qualified tax expert, that the Company has or will, or that there is a substantial probability that the Company has or will, become obligated to pay such Additional Amounts as a result of such Change of Law. Such notice, once delivered by the Company to the Trustee, will be irrevocable. The Company shall provide the Trustee with official acknowledgment of the relevant taxing authority (if such acknowledgement is not available, a certified copy thereof) evidencing the payment of Taxes in respect of which the Company has paid any Additional Amounts to the extent such documentation is issued therefore. Copies of such documentation shall be available to Holders of the Notes upon request thereof.

The Company has the right at its option to redeem any of the Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (calculated using a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed) at the Bund Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of the Notes to the date of redemption. In the case of a partial redemption of Notes that are represented by a Global Note, the relevant Notes will be redeemed by lot, subject to the rules of Euroclear and Clearstream, unless the method is otherwise prohibited. The Company shall inform the Irish Stock Exchange in the event of a partial redemption.

The Company may at any time repurchase the Notes at any price in the open market or otherwise. The Company may hold or resell the Notes it purchases or may surrender them to the Registrar for cancellation.

The Notes do not have the benefit of any sinking fund obligations.

In the event of redemption or purchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note, or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

Unless the context otherwise requires, the Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers or redemption.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company or the Registrar, or of any of the Transfer Agents duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like tenor and aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Transfer Agents, the Registrar and any agent of the Company or the Trustee, the Transfer Agent or Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on the Notes will compound at the rate of 5.25% per annum on the principal amount then outstanding, and be payable annually in arrears on each April 28, or if any such day is not a Business Day, on the next succeeding Business Day, commencing April 28, 2011, to the holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 28, 2010. Interest on this Note shall be computed on the basis of a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without regard to conflicts of laws principles thereof. For the purposes of paragraph 2 of article 9 of the Brazilian Decree-Law No. 4,567, dated September 4, 1942, as amended, the Trustee shall be deemed the “proponent” of the transactions contemplated by the Indenture.

The Company and each of the Guarantors agree that any suit, action or proceeding against any of them brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantees may be instituted in any state or Federal court in The City of New York, New York, and waive any objection which any of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

The Company may change any Paying Agent, the Registrar or Transfer Agent; provided that the Company will maintain an office or agency where the Notes may be presented or surrendered for payment and for registration of transfer in Luxembourg. Upon any such change, the Company shall give written notice thereof to the Trustee, the Registrar, the Paying Agent and the Holders.

Euros are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Notes, the Guarantees or the Indenture, including damages. The Company and the Guarantors have agreed that the provisions of Section 1.14 of the Indenture shall apply to conversion of currency in the case of the Notes, the Guarantees and the Indenture. Among other things, Section 1.14 specifies that if there is a change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

The Company and each of the Guarantors have appointed National Corporate Research, Ltd., currently located at 10 East 40th Street, 10th floor, New York, NY 10016 as its authorized agent upon which process may be served in any suit, or proceeding with respect to, arising out of, or relating to, this Note, the Indenture or the Guarantees, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws and have agreed that there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with the provisions of Section 1.13 of the Indenture relating to agent for service of process. To the extent that the Company or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and the Guarantors have irrevocably waived such immunity in respect of its obligations under the Indenture, this Note and the Guarantees, to the extent permitted by law.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €[—]. The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 10.9 of the Indenture, check the appropriate box: ☐ Section 10.9.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.9 of the Indenture, state the amount: €

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B

TO THE INDENTURE

[FORM OF FACE OF DEFINITIVE NOTE]

[Include if Note is a U.S. Global Note — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND THIS NOTE MAY NOT BE REOFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER OR ANY SUBSIDIARY THAT (A) THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT, (IV) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS LEGEND MAY ONLY BE REMOVED AT THE OPTION OF THE ISSUER.]

[Include if Note is an International Global Note — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

VOTO-VOTORANTIM LIMITED

5.25% Senior Note due 2017

ISIN: [International: XS0505532134 / U.S.: XS0505532217]

Common Code: [International: 050553213 / U.S.: 050553221]

No.

VOTO-VOTORANTIM LIMITED, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company,” which term includes any successor corporation), for value received promises to pay [list nominee] or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on April 28, 2017.

Interest Payment Date: April 28, commencing April 28, 2011.

Record Dates: April 13 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

VOTO-VOTORANTIM LIMITED As Issuer

By:
Name:
Title:

This is one of the Notes referred to in the above-mentioned Indenture:

DEUTSCHE BANK LUXEMBOURG S.A., as Registrar

By:
Name:
Title:

Dated:

The Guarantors jointly, severally, unconditionally and irrevocably guarantee the due and punctual payment of all sums from time to time payable in respect of the Notes as set forth in the Indenture.

VOTORANTIM PARTICIPAÇÕES S.A.

By:
Name:
Title:

VOTORANTIM CIMENTOS BRASIL, S.A.

By:
Name:
Title:

COMPANHIA BRASILEIRA DE ALUMÍNIO

By:
Name:
Title:

[FORM OF REVERSE]

VOTO-VOTORANTIM LIMITED

5.25% Senior Note due 2017

This Note is one of a duly authorized issue of Notes of the Company designated as its €750,000,000 5.25% Senior Notes due 2017 (the “Notes”) issued under an Indenture, dated as of April 28, 2010 (herein called the “Indenture”), among Voto-Votorantim Limited, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands (the “Company”), having its principal office at Walker House 87, Mary Street, George Town, Grand Cayman KYI-9005, Cayman Islands, Votorantim Participações S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“VPar”), Votorantim Cimentos Brasil S.A., a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“VCB”), and Companhia Brasileira de Alumínio, a validly organized corporation (sociedade anônima) duly organized under the laws of the Federative Republic of Brazil (“CBA,” each of VPar, VCB and CBA being a “Guarantor” and together, the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Deutsche Bank AG, London Branch as paying agent (the “Paying Agent” and, together with any other paying agents to be appointed pursuant to this Indenture, the “Paying Agents”) and transfer agent (the “Transfer Agent”) and Deutsche Bank Luxembourg S.A. as registrar (the “Note Registrar”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee, the Transfer Agent, the Registrar, the Paying Agents and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Terms used but not defined in this Note are defined in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Note are guaranteed pursuant to the Guarantees set forth in the Indenture. Each Holder, by holding this Note, agrees to all of the terms and provisions of said Guarantees. The Indenture provides that the Guarantors shall be released from the relevant Guarantee upon compliance with certain conditions. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Company may from time to time, without the consent of the Holders of the Notes, create and issue additional Notes having the same terms and conditions as the Notes in all respects, except for the issue date, the issue price and the first payment of interest thereon; provided, however, that such additional Notes are part of the same “issue” within the meaning of United States Treasury Regulation Section 1.1275-1(f) or neither the Notes nor such additional Notes are issued with original issue discount for U.S. federal income tax purposes. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes for all purposes hereof.

If as a result of any Change of Law (as defined in the Indenture), (i) the Company is or would be required on the next succeeding Interest Payment Date to pay any Additional Amounts referred to in Section 10.10 of the Indenture, (ii) the issuers/borrowers of intercompany debt are or would be required on the next succeeding Interest Payment Date to pay additional amounts under such intercompany debt in excess of the additional amounts that the Company or VPar, VCB or CBA would be obliged to pay if Taxes (excluding interest and penalties) were payable with respect to such payments of interest at a rate of 15.0% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan), or (iii) any Guarantor is or would be required on the next succeeding Interest Payment Date to pay Brazilian withholding taxes in excess of a general rate of 15% (or 12.5% as provided for in the treaty to avoid double taxation between Brazil and Japan); and in any such case the payment of such excess amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, the Notes may be repurchased, by the Company at the option of the Company, in whole, but not in part, upon not less than 30 nor more than 90 days’ notice mailed to the Holders (which notice shall be deemed given upon delivery of such notice to the Trustee), at any time following such Change of Law at a repurchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for repurchase.

The Company or the Guarantors will also pay to Holders of the Notes on the Redemption Date any Additional Amounts which are payable. Following such repurchase, the Notes will be cancelled. Prior to the delivery of any notice of repurchase in accordance with the foregoing, the Company shall deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption based on an Opinion of Counsel or written advice of a qualified tax expert, that the Company has or will, or that there is a substantial probability that the Company has or will, become obligated to pay such Additional Amounts as a result of such Change of Law. Such notice, once delivered by the Company to the Trustee, will be irrevocable. The Company shall provide the Trustee with official acknowledgment of the relevant taxing authority (if such acknowledgement is not available, a certified copy thereof) evidencing the payment of Taxes in respect of which the Company has paid any Additional Amounts to the extent such documentation is issued therefore. Copies of such documentation shall be available to Holders of the Notes upon request thereof.

The Company has the right at its option to redeem any of the Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (calculated using a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed) at the Bund Rate plus 50 basis points (the “Make-Whole Amount”), plus in each case accrued and unpaid interest on the principal amount of the Notes to the date of redemption. In the case of a partial redemption of Notes that are represented by a Global Note, the relevant Notes will be redeemed by lot, subject to the rules of Euroclear and Clearstream, unless the method is otherwise prohibited. The Company shall inform the Irish Stock Exchange in the event of a partial redemption.

The Company may at any time repurchase the Notes at any price in the open market or otherwise. The Company may hold or resell the Notes it purchases or may surrender them to the Registrar for cancellation.

The Notes do not have the benefit of any sinking fund obligations.

In the event of redemption or purchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note, or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

Unless the context otherwise requires, the Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers or redemption.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company or the Registrar, or of any of the Transfer Agents duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like tenor and aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Transfer Agents, the Registrar and any agent of the Company or the Trustee, the Transfer Agent or Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

Interest on the Notes will compound at the rate of 5.25% per annum on the principal amount then outstanding, and be payable annually in arrears on each April 28, or if any such day is not a Business Day, on the next succeeding Business Day, commencing April 28, 2011, to the holder hereof. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 28, 2010. Interest on this Note shall be computed on the basis of a 365-day year or a 366-day year, as applicable, and the actual number of days elapsed.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE, THIS SECURITY AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without regard to conflicts of laws principles thereof. For the purposes of paragraph 2 of article 9 of the Brazilian Decree-Law No. 4,567, dated September 4, 1942, as amended, the Trustee shall be deemed the “proponent” of the transactions contemplated by the Indenture.

The Company and each of the Guarantors agree that any suit, action or proceeding against any of them brought by any Holder or the Trustee arising out of or based upon this Indenture, the Notes or the Guarantees may be instituted in any state or Federal court in The City of New York, New York, and waive any objection which any of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

The Company may change any Paying Agent, the Registrar or Transfer Agent; provided that the Company will maintain an office or agency where the Notes may be presented or surrendered for payment and for registration of transfer in Luxembourg. Upon any such change, the Company shall give written notice thereof to the Trustee, the Registrar, the Paying Agent and the Holders.

Euros are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Notes, the Guarantees or the Indenture, including damages. The Company and the Guarantors have agreed that the provisions of Section 1.14 of the Indenture shall apply to conversion of currency in the case of the Notes, the Guarantees and the Indenture. Among other things, Section 1.14 specifies that if there is a change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

The Company and each of the Guarantors have appointed National Corporate Research, Ltd., currently located at 10 East 40th Street, 10th floor, New York, NY 10016 as its authorized agent upon which process may be served in any suit, or proceeding with respect to, arising out of, or relating to, this Note, the Indenture or the Guarantees, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws and have agreed that there shall, at all times, be at least one agent for service of process for the Company and the Guarantors appointed and acting in accordance with the provisions of Section 1.13 of the Indenture relating to agent for service of process. To the extent that the Company or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and the Guarantors have irrevocably waived such immunity in respect of its obligations under the Indenture, this Note and the Guarantees, to the extent permitted by law.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 10.5 of the Indenture, check the appropriate box: Section 10.5.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.5 of the Indenture, state the amount: €

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT C

TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM

U.S. GLOBAL NOTE TO INTERNATIONAL GLOBAL NOTE

(Transfers pursuant to Section 2.7(b) of the Indenture)

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

RE:	5.25% Senior Notes due 2017
(the “Notes”) of Voto-Votorantim Limited

Reference is hereby made to the Indenture dated as of April 28, 2010 (the “Indenture”) between Voto-Votorantim Limited and Deutsche Bank Trust Company Americas as Trustee, Deutsche Bank AG, London Branch as Transfer and Paying Agent and Deutsche Bank Luxembourg S.A. as Registrar. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €         (equal to €50,000 and any integral multiple of €1,000 in excess thereof) principal amount of Notes beneficially held through interests in the U.S. Global Note (ISIN XS0505532217; Common Code U.S.: 050553221) with Euroclear and Clearstream Banking in the name of              (the “Transferor”), account number             . The Transferor hereby requests that on [INSERT DATE], [if the beneficial interest in the U.S. Global Note be transferred or exchanged for an interest in the International Global Note (ISIN XS0505532134; Common Code 050553213)] in the same principal denomination and transfer to              (account no.             ). If this is a partial transfer, a minimum amount of €50,000 and any integral multiple of €1,000 in excess thereof of the U.S. Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Notes Act, and accordingly the Transferor further certifies that:

(A) (1) the offer of the Notes was not made to a Person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

C-1

(3) no “directed selling efforts” (as defined in Regulation S) have been made in connection with the offer and the sale of the Notes being transferred hereby; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Notes Act.

OR

(B) such transfer is being made in accordance with Rule 144 under the Notes Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Notes Act.

Dated:

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including postal code)

C-3